                                  Pages where confidential treatment has been requested are stamped "Confidential Treatment Requested. The redacted material has been separately filed with the Commission." The redacted portions are indicated by a "(*)."

                                                             Exhibit 10.16

                      STANDARD AGREEMENT FOR THE PROVISION
                         OF TELECOMMUNICATIONS SERVICE

                                   ARTICLE I

                               GENERAL PROVISIONS

                               TABLE OF CONTENTS


                                                                     Page No.
                                                                     --------
SECTION I         Scope                                                 1

SECTION II        Methods and Practices                                 1

SECTION III       Definitions                                           1

SECTION IV        Protection of Proprietary Information                 4

SECTION V         Restoration of Service in the Event of Outages        5

SECTION VI        Liability for Outage                                  6

SECTION VII       Exchange of Information                               6

SECTION VIII      Preservation of Rights of the Owner                   6

SECTION IX        Independent Contractors                               7

SECTION X         Force Majeure                                         7

SECTION XI        Compliance with Employment Laws                       7

SECTION XII       Billing Arrangements                                  7

SECTION XIII      Deposit                                               9

SECTION XIV       Claims Procedures                                    10

SECTION XV        Dispute Escalation Procedures                        12

SECTION XVI       Compliance Monitoring                                14

SECTION XVII      Review Procedures                                    14

SECTION XVIII     Termination                                          16

SECTION XIX       Assignment                                           16

SECTION XX        No Rights to Third Party                             17

SECTION XXI       Indemnification                                      17

                      STANDARD AGREEMENT FOR THE PROVISION
                         OF TELECOMMUNICATIONS SERVICE

                                   ARTICLE I

                               GENERAL PROVISIONS

                         TABLE OF CONTENTS (continued)

                                                                     Page No.
                                                                     --------

SECTION XXII      Notice                                               17

SECTION XXIII     Governing Law                                        18

SECTION XXIV      Severability                                         18

SECTION XXV       Amendments; Waivers                                  18

SECTION XXVI      Titles and Headings                                  19

SECTION XXVII     Intellectual Property                                19

SECTION XXVIII    Publicity                                            19

SECTION XXIX      Compliance                                           19

SECTION XXX       Executed in Counterparts                             19



EXHIBIT 1         Index of Articles                                    21

Article 1
Telco
                                   ARTICLE I
                               GENERAL PROVISIONS

This Article between United Telephone Company of Florida, "United," and Telco Development Group, Inc., "Telco," sets forth the terms, conditions and compensation for the provision of certain telecommunication services as hereafter described. This Article 1 shall become effective as of the date Telco receives certification by the state of Florida and is null and void until such certification is received. In consideration of the mutual promises herein contained, the parties agree as follows:

                                   SECTION I
                                     SCOPE

This Agreement covers certain services provided by United to Telco. The services subject to this Agreement and the terms and conditions pursuant to which they will be supplied by United to Telco are defined in this and the various other articles of this Agreement. Those other articles and their application to
Article I may be modified from time to time, and those in effect are identified in Exhibit 1 to Article I and any mutually agreed upon additions to Exhibit 1. Where any article to this Agreement specifically defines terms, conditions or standards different from those identified in Article I, such terms, conditions or standards shall control. This Agreement specifies the terms, conditions and compensation under which United will provide services to Telco for use in Telco's business. It also specifies the terms that govern the protection of proprietary information provided by either party pursuant to this Agreement.

This Agreement also establishes review, claims, and dispute resolution procedures and is intended to supplement (a) other agreements between the parties, (b) applicable tariffs, and (c) memoranda of understanding between the parties.

                                   SECTION II
                             METHODS AND PRACTICES

United agrees to provide the services described in this Agreement in a manner that equals or exceeds the accepted industry performance standards for network quality, planning, maintenance, and testing in effect during the term of this Agreement, unless the parties otherwise agree. Whenever an article specifically defines performance standards, such standards shall govern the services provided pursuant to that article and shall supersede the general provisions of this section.

                                  SECTION III
                                  DEFINITIONS

For purposes of this Agreement, the definitions of terms shall be as described below:

     1.  Access Service means services used in the origination or termination of
         --------------
         interexchange telecommunications.

Article 1
Telco


     2.  Agreement means Article I - General Provisions, and all other articles
         ---------
         (including exhibits and attachments) that are in effect at a given time.

     3.  Audit/Review means an on-site visit for the purpose of reviewing the
         ------------
         records and procedures of a party to this Agreement, relative to the provisioning of a service.

     4.  Claim means written notification from one of the parties that billing
         -----
         rendered or revenue remitted is in error (based on evidence provided by that party and verifiable by the other party). A claim may affect the revenues or expenses of either party.

     5.  Claim Amount means an estimate of the principal dollar amount of the
         ------------
         claim (excluding any penalty charges).

     6.  Claim Number means a unique identifier assigned by the party initiating
         ------------
         the claim for the purpose of identifying and tracking a claim. Audit/Review findings which constitute a claim shall be assigned a claim Number.

     7.  Compensation means the amount of money due from Telco to United or from
         ------------
         United to Telco for services provided under this Agreement.

     8.  Concurred Claim means when the parties reach agreement on the terms
         ---------------
         of settlement for a claim.

     9.  Data Request means the comprehensive list of data elements, reports,
         ------------
         systems, bills, etc. to be examined during an on-site review.

    10.  Dispute means an unresolved claim requiring formal, written escalation
         -------
         for resolution.

    11.  Exchange or Local Exchange means a geographic area within which a
         --------    --------------
         telephone company may provide telephone exchange service as defined in
         Section 3 (r) of the Communications Act of 1934, as amended, 47 U.S.C. 153 (r).

    12.  Inquiry means a verbal or written communication between the parties to
         -------
         initiate the investigation or clarification of certain items or procedures.

    13.  Intraexchange means within the exchange.
         -------------

    14.  IntraLATA Telecommunications means telecommunications within a LATA.
         ----------------------------

    15.  Interexchange means between exchanges and may, depending upon
         -------------
         applicable tariffs, include extended area services and toll services.

    16.  InterLATA Telecommunications means telecommunication services offered
         ----------------------------
         between LATAs.

Article 1
Telco

    17.  Investigation means the review of a single issue or a specific topic
         -------------
         relating to the provisioning of a service.

    18.  LATA or Local Access and Transport Area means a geographic area
         ----    -------------------------------
         encompassing one or more local exchange areas within which a Bell Operating Company or its successor may provide telecommunications services, plus associated independent telephone company exchanges. LATA also means a geographic area encompassing one or more local exchange areas within which an independent telephone company or companies, not associated with a Bell Operating Company LATA, provide telecommunications services and which for the purpose of exchange access service are treated as a single access service area.

    19.  Late Payment Charge means the interest which may be added to amounts
         -------------------
         owing resulting from settlement of claims or disputes, or as a result of payment not being rendered by the payment due date.

    20.  Nonowner means the party that has contracted for a service under this
         --------
         Agreement.

    21.  Notice of Dispute means a written notice so designated, which
         -----------------
         identifies the dispute and initiates formal escalation, consistent with the procedures and requirements set forth herein.

    22.  Owner means the party owning and providing a particular service under
         -----
         this Agreement.

    23.  Party means United or Telco, or both, as the context shall require.
         -----

    24.  Payee means the party submitting a bill to the other party.
         -----

    25.  Payor means the party to which a bill is submitted by the other party.
         -----

    26.  Point of Presence (POP) means the location(s) within a LATA at which a
         -----------------------
         carrier obtains access service.

    27.  Resolved Claim means a claim that has been resolved as a result of
         --------------
         concurrence and receipt/verification of the settlement amount or by withdrawal of the claim by the originator.

    28.  Respondent means the party against which a claim is made.
         ----------

    29.  System of Telco means the interexchange switching, recording, operator
         ---------------
         service and transmission facilities owned by Telco or leased by Telco from others that route, switch, assist and transport United's traffic (excluding facilities leased by United to others).

    30.  System of United means the interexchange switching, recording, operator
         ----------------
         service and transmission facilities owned by United or leased by United

Article 1
Telco

         from others, that route, switch, assist and transport United's traffic (excluding facilities leased by United to others).

    31.  Telecommunications means the transmission, emission or reception of
         ------------------
         information, signals, or messages between or among points specified by the user.

                                   SECTION IV

                     PROTECTION OF PROPRIETARY INFORMATION

Any information, including but not necessarily limited to, specifications, drawings, sketches, models, samples, data, computer programs and other software or documentation of one party that is furnished or available or otherwise disclosed to the other party pursuant to this Agreement ("Proprietary Information") shall be deemed the property of the disclosing party. Any information intended to be covered by the provisions of this section must be specifically designated in writing or appropriately marked designating its proprietary status. Proprietary information shall be subject to the following terms and conditions:

    A. Proprietary information shall be returned to the disclosing party upon request. Unless proprietary information was previously known to the receiving party free of any obligation to keep it confidential, or has been or is subsequently made public by an act not attributable to the receiving party, or is explicitly agreed to in writing not to be regarded as confidential, it: (a) shall be held in confidence by the receiving party and its employees, contractors and agents; (b) shall be disclosed only to those employees, contractors, agents, or affiliates who have a need for it in connection with this Agreement and shall be used only for such purposes; and (c) may be used for other purposes only upon such terms and conditions as may be agreed upon in writing by Telco and United. If information marked Proprietary and given to the receiving party was previously known to the receiving party, and if the receiving party had no obligation to keep such information confidential, the receiving party shall immediately notify the disclosing party of such prior knowledge. Neither party shall disclose, disseminate or release any proprietary information to anyone who is not an employee, contractor, agent or affiliate having a need for it in connection with this Agreement unless otherwise agreed upon in writing prior to any such disclosure, dissemination or release. The receiving party shall require any person not its employee or affiliate to whom it discloses proprietary information to sign an agreement to protect that proprietary information to the same extent the receiving party is obliged to protect that proprietary information under this section. Such an agreement shall be signed prior to disclosing any proprietary information to the person not an employee or affiliate of the receiving party.

Article 1
Telco

    B. Neither party shall be held liable for any errors or omissions in any proprietary information or for any loss or damage arising out of the other party's use of any such proprietary information. Nothing in this Agreement shall require or prohibit the payment of an appropriate fee by one party to the other party for the use of any proprietary information covered by this Agreement.

    C. Each party agrees to give notice to the other party of any demands to disclose or provide proprietary information under lawful process prior to disclosing or furnishing such proprietary information, and agrees to cooperate in seeking reasonable protective arrangements requested by the other party. In addition, any party may disclose or provide information of the other party requested by a government agency having jurisdiction over the party; provided that the party makes all reasonable efforts to obtain protective arrangements satisfactory to the party owning the proprietary information; and provided further that the party owning the proprietary information may not unreasonably withhold approval of the protective arrangements.

    D. No rights whatsoever are granted, by license or otherwise, by this Agreement with respect to proprietary information, except as needed for the purposes of this Agreement or as authorized by the disclosing party in writing.

    E. In the event either party discloses, disseminates or releases any proprietary information received from the other party outside the terms of this Agreement, the other party may refuse to provide any further proprietary information, and may demand prompt return of all proprietary information previously provided to such party; such refusal to provide any further proprietary information shall not constitute a breach of this Agreement. These provisions are in addition to any other remedies the party may have.

         Interconnection standards that either party has a legal obligation (independent of this Agreement) to provide to the other party shall not be considered proprietary information for purposes of this Agreement.

         The provisions of this section shall remain in effect for one (1) year after termination of this Agreement unless otherwise agreed in writing by both parties.

                                   SECTION V

                 RESTORATION OF SERVICE IN THE EVENT OF OUTAGES

Restoration of service resulting from service outages due to equipment failures, human error, fire, natural disaster, acts of God, or similar occurrences shall be provided as follows. Restoration priority shall be afforded to those network elements and services affecting national security or emergency preparedness capabilities and those affecting public safety, health and welfare as those elements and services are identified by the appropriate

Article 1
Telco

government agencies. All other service shall be restored as expeditiously as practicable.

                                   SECTION VI
                              LIABILITY FOR OUTAGE

The liability of United in connection with the services provided to Telco under this Agreement shall be limited to a credit for outage time unless the outage is the result of gross negligence or willful misconduct by United, its employees, agents, or contractors. Such credit shall be limited to an amount equal to that portion of the charges owing under this Agreement from Telco to United and attributable to the services provided by United for the duration of the outage and shall be based on a proportionate reduction of such charges. Any claim or demand for credit as a result of any such outage shall be waived unless presented in writing within one (1) year after the date of the outage.

                                  SECTION VII
                            EXCHANGE OF INFORMATION

This Agreement provides for the exchange of certain information by the parties and the provision of services and facilities hereunder and administration of this Agreement. Also, each party to this Agreement shall provide to the other party data in sufficient detail to meet the other party's needs in support of jurisdictional separations, access/service planning and interLATA network planning requirements. Any request for data should include an explanation of intended use. Where any such information is not otherwise required to be provided under this Agreement and is not otherwise developed by any party, such party may consider furnishing such information upon the other party's agreement to pay the reasonable expenses of developing such information. Upon written request, each party shall provide information reasonably necessary to enable the other party to estimate charges under this Agreement for the following twelve
(12) months; however, unless otherwise agreed, such information need not be furnished more frequently than semiannually.

In the event that any data or information exchanged or provided pursuant to or in contemplation of this Agreement, that is an estimate or forecast or is based on an estimate or forecast, turns out to be inaccurate, neither party shall have any liability to the other party or any other person, in the absence of willful misconduct. In addition, the party providing any estimate or forecast shall not be bound by such estimates, forecasts and information with respect to future terms and rights under this Agreement.

                                  SECTION VIII

                      PRESERVATION OF RIGHTS OF THE OWNER

Neither the provision of any services by United to Telco under this Agreement, nor the payment by Telco for such services, shall create or vest in Telco any easement, ownership, or property rights of any nature in any facilities used to provide service under this Agreement.

Article 1
Telco

                                   SECTION IX
                            INDEPENDENT CONTRACTORS

Each party agrees that it shall perform its obligations hereunder as an independent contractor and not as the agent, employee or servant of the other party. Each party has and hereby retains the right to exercise full control of and supervision over its own performance of the obligations under this Agreement.

                                   SECTION X
                                 FORCE MAJEURE

Neither party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence such as acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts, volcanic action, lightning, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, destruction of or damage to facilities (i.e., cable cuts), or acts or omissions of transportation common carriers.

                                   SECTION XI
                        COMPLIANCE WITH EMPLOYMENT LAWS

All obligations under this Agreement shall be performed in compliance with all applicable laws prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, national origin, age or handicap. Where required by law, certificates of compliance shall be provided.

Each party shall comply with the provisions of the Fair Labor Standards Act of 1938, as amended, and all other applicable federal, state and local laws governing employment.

                                  SECTION XII
                              BILLING ARRANGEMENTS

Amounts of compensation for services provided under this Agreement shall be as specified in the articles. Applicable taxes shall be in addition to the compensation amounts. The following billing arrangements apply for all compensation due under this Agreement, unless otherwise specified in the articles. Bills or statements will be rendered monthly for all services and facilities provide.

Bills will be payable thirty (30) calendar days from the bill date (as printed on the bill), subject to the holiday treatment described below. Bills are to be issued by United such that Telco's receipt is twenty (20) calendar days prior to the required payment date to allow adequate time for processing. Bills not issued within this time frame will not be subject to the late payment penalty discussed below for the number of days the bill was late. The payor

                                 Confidential Treatment Requested.  The redacted
                                   material has been seperately filed with the
                                                  Commission

Article 1
Telco

will use its best efforts to pay the bill by the due date and is responsible for proving that the bill was received late should the payor request that the late payment penalty be waived. In assessing late payment penalties, it is the responsibility of the payee to prove that the bill was rendered and transmitted so as to provide reasonable assurance that the bill would be received by the payor twenty (20) calendar days or more in advance of the payment date.

Payment must result in immediately available funds on or before the required payment date unless the required payment date is on a weekend or holiday observed by the remitting or receiving bank. In such cases, payment in immediately available funds will be due as follows:

     (a) If such payment date falls on a Sunday or holiday which is observed on a Monday, the payment date shall be the first nonholiday following such Sunday or holiday;

     (b) If such payment date falls on a Saturday or on a holiday which is observed on Tuesday, Wednesday, Thursday or Friday, the payment date shall be the last nonholiday preceding such Saturday or holiday.

Unless agreed to otherwise, any payment of one hundred thousand dollars ($100,000) or more must be transmitted by electronic funds transfer. Each bill must be accompanied by a reference number having up to ten characters. Each payment must be accompanied by the reference number(s) for the bill(s) for which the payment is received.

Any payment received after the required payment date, any payment received in funds which are not immediately available as specified above, or any portion of the amount due that is not received by the required payment date, will be subject to a late payment charge, except as provided below. It is the responsibility of United to prove that Telco failed to make payment on or before the required date.

The late payment charge shall be the portion of the amount due, either received or currently outstanding after the payment date multiplied by a late factor. The late factor shall be (*) per day, compounded daily for the number of calendar days from the required payment date to and including the date of payment in immediately available funds or the highest interest rate (in decimal value) which may be levied by law for commercial transactions in the state in which the service is provided, whichever is lower.

United will include billing for late payment charges in the succeeding bill for the related services or facilities.

Except as specified otherwise, any late payment by electronic funds transfer resulting from bank error will not be subject to the late payment charge if the payor verifies that it was not at fault. The discrepancy will be resolved by the banks involved. It is the responsibility of the payor to notify the banks involved and coordinate resolution of the discrepancy. Repeated errors by the sending party's bank will result in reimposition of late payment charges on the sending party.

Article 1
Telco


If either party disputes any portion of a bill or statement amount, that party shall notify the other party in writing of the nature and basis of the dispute, according to the claims and dispute resolution procedures outlined in this Agreement. The parties shall use their best efforts to resolve the dispute prior to the required payment date.

If the dispute is not resolved by the required payment date, the payor shall, notwithstanding the continued existence of the dispute, pay the bill or statement amount in accordance with settlement terms specified above, but payor shall reserve its claim against the other party for reimbursement after the dispute.

If the claim, in whole or in part, ultimately is resolved in favor of the payor, it shall be entitled to a refund from the other party. The amount of the refund shall be an amount equal to the sustained claim amount plus interest calculated from the date the payor pays the bill to the date the money is refunded, for claims found in favor of the payor which are filed within six (6) months of the payment date. For claims filed after six (6) months from the payment date, interest will be paid from the claim date to the date the money is refunded to the payor. This period shall include the payment date of the refund. Payment must result in immediately available funds on the payment date of the refund. The total amount of the refund shall be paid no later than thirty (30) calendar days after written notice is given to both parties that the claim has been sustained.

If Telco fails to pay any amount due within thirty (30) calendar days of the due date, United reserves the right to discontinue the provisions of the service to Telco at any time thereafter, upon thirty (30) calendar days written notice by Certified U.S. Mail to the person designated in Section XXIV of this article. In the case of such discontinuance, all applicable charges, including termination charges, shall become due. If United does not discontinue the provision of the services involved on the date specified in the thirty (30) calendar days notice, and Telco's noncompliance continues, nothing contained herein shall preclude United's right to discontinue the provision of the services to Telco without further notice.

                                  SECTION XIII
                                    DEPOSIT

Prior to, or at any time after the provision of a service to Telco, each individual United company may require Telco to make a deposit to be held as a guarantee of the payment of rates and charges. Such deposit may not exceed the actual or estimated rates and charges for the service for a two (2) month period, plus the amount of any termination charges attributable to the service. The fact that a deposit has been made in no way relieves Telco from complying with regulations as to payment of bills.

When Telco has been provided notice that a deposit is required prior to the provisioning of a service or facility, such deposit amount shall be paid in full prior to United's activation of the service or facility. In the event

Article 1
Telco


where a service or facility is currently operational and United determines a deposit is required, United will provide notice to Telco of a deposit request, identifying the amount of deposit being requested and the reason for such action by United. In this instance, United's request for a deposit will be based solely on Telco's record of performance relative to the contractual obligations of the applicable service provided by United. Telco will be required to remit the deposit in full within thirty (30) calendar days of United's deposit request and shall be subject to all other requirements and actions regarding payments to United.

When the provision of the service to Telco is terminated, the amount of the deposit will be credited to Telco's account and any credit balance which may remain will be refunded. Telco will receive interest in accordance with the rules of the regulatory agencies in the state where the service or facility is provided.

                                  SECTION XIV
                               CLAIMS PROCEDURES

When questions arise relative to payment for services provided, both parties agree to use the procedures described below to resolve such questions in a timely and efficient manner.

     A.  Inquiry. Routine communications between the parties concerning
         --------
         potential errors are considered inquiries, not claims. Inquiries are resolved in normal practice through telephone calls, routine business meetings or written communications. The purpose of an inquiry is to acquire additional information. Both parties agree to provide in a timely manner the necessary assistance in the investigation and resolution of inquiries. An inquiry may address, but is not necessarily limited to, the following:

         (a)      Usage volumes and missing data.
         (b)      Identification of potential billing errors.
         (c)      Unexplained checks or bulk adjustments.
         (d) Additional investigation required to substantiate a claim or back-billing.
         (e)      Discrepancies between revenue and access volumes.

If an investigation results in acknowledgment of an error by both parties, the error will be rectified. Where the resolution requires an exchange of monies, the inquiry, if resolved at the inquiry stage, will be documented, or the originator of the inquiry will file a claim for the purpose of documenting the activity taken to resolve the discrepancy and identifying the dollar amount involved. Procedures established below for the processing of a claim will take effect in these instances.

     B.  Origination of a Claim. In the event that an issue cannot be resolved
         -----------------------
         via an inquiry, and verifiable evidence is available to support a claim, either party may submit an issue as a claim to the other party.

Article 1
Telco


         All claims will originate from and be provided to the designated representative of each party. All claims will be submitted in writing with both an appropriate tracking number identified on the face of the written notice and adequate documentation provided as may be reasonably required by either party to investigate, substantiate and facilitate resolution of the claim.

         If either party believes that claims are being originated which are based on questionable criteria, that party may request the establishment of a joint United/Telco forum to discuss the process or data quality concerns at issue.

     C.  Acknowledgment. Within ten (10) business days the respondent will
         ---------------
         verbally acknowledge receipt of a claim. If the respondent cannot respond by the expected claim response date (as identified in the claim and established at thirty (30) calendar days from the date of issuance of the claim), it will so inform the originator at the time of acknowledgment and both parties will mutually agree to a later response date.

     D.  Claim Response. The parties agree to actively pursue a response to the
         ---------------
         claim by the claim response date. In the event that the claim is concurred in by the respondent, the claim response will include the following:

         (a)  Claim Number
         (b)  Concurred Date
         (c)  Concurred Amounts of Adjustment
         (d)  Calendarized Period for Adjustment
         (e)  Expected Adjustment Date
         (f)  Penalty charge requirements (where applicable)
         (g)  Method of Payment (e.g.,)
              - Bill (detail of adjustment)
              - Check
              - Wire Transfer
              - PARS

     E.  Claim Resolution. A claim will remain open until all issues are
         -----------------
         resolved or a portion is withdrawn by the claimant or concurred in by the parties through further negotiation or are resolved through the dispute escalation procedures. Claims are for the principal dollar amount only. Penalty charges, in accordance with the terms of this Agreement and any applicable tariffs may apply to a claim. Claims are resolved when the originator verifies payment and sends a copy of the

Article 1
Telco


         claim to the respondent marked "Resolved." The originator of a claim will make every effort to verify payment of a concurred claim amount within thirty (30) calendar days of receipt of the payment.

     F.  Denial of Claim. If the respondent finds that a claim is not
         ----------------
         meritorious, the respondent will deny the claim by notice in writing to the originator. The originator may choose to withdraw the claim and so notify the respondent in writing within thirty (30) calendar days. If the originator chooses to pursue the claim, both parties may meet to negotiate or pursue resolution of the claim through the dispute escalation procedures.

                                   SECTION XV
                         DISPUTE ESCALATION PROCEDURES

Claims that are not resolved may be escalated by either party. These procedures are to be followed in an attempt to resolve disputes expeditiously and fairly without the need to resort to formal adjudicatory measures.

     A.  Notice of Dispute. Either party may invoke the dispute escalation
         ------------------
         procedures by initiating director level or higher written correspondence to the designated representative of the other party. Notices of dispute shall be clearly marked as such and shall contain all information necessary to pursue resolution of the dispute.

     B.  Dispute Response. The party to which the Notice of Dispute is directed
         -----------------
         shall respond in writing no later than fifteen (15) days from the date of receipt of the Notice of Dispute. Such response shall state the party's position in detail.

     C.  Dispute Resolution. If the designated representatives of the parties
         -------------------
         cannot reach agreement on resolution of the dispute within thirty (30) business days of the issuance of the response to the Notice of Dispute, either party may elect immediate referral to the respective company's executive management.

     D.  Mediation. If negotiations between the companies' executive management
         ----------
         do not result in resolution of the dispute within twenty (20) business days of the date of referral, then prior to filing any judicial action and within fourteen (14) days from the expiration of the executive management review, either party may demand nonbinding mediation by issuing a Notice of Mediation to the designated representative of the other party. Both parties agree to pursue a mediated resolution of the dispute in good faith. The Notice of Mediation shall be clearly marked as such and contain the information necessary to pursue resolution of the dispute. The originator of the Notice of Mediation shall arrange to have the notice delivered within twenty-four (24) hours of issuance.

Article 1
Telco


         Unless otherwise agreed to by the parties, the designated representatives of the parties shall agree upon an independent mediator within five (5) business days. Said mediator shall be an individual who, unless the parties otherwise mutually agree, has never been employed, directly or indirectly, by either of the parties or their affiliates. If the parties cannot agree upon a mediator, then within the same five (5) business day period each shall appoint an independent representative, one who has never been employed, directly or indirectly, by either of the parties or their affiliates, and these two
         (2) independent representatives, within five (5) business days of their appointment, shall appoint the mediator. The mediator shall set the time for a meeting to be held with the designated representative of each party. The designated representatives shall be empowered to resolve the dispute on behalf of the parties and may be accompanied by an attorney. A meeting shall take place within thirty (30) days of the date of the appointment of the mediator and shall be held in a location agreed to by the parties and the mediator.

         The mediator shall control the procedural aspects of the mediation, including the time and place of each session, the agenda for each session, whether a session shall be a separate meeting between the mediator and a party or a joint meeting with both parties and the projected date for the conclusion of the mediation process. At any time following the initial joint meeting, either party may withdraw from the mediation by written notice to the mediator and the other party.

         The mediator shall attempt to mediate the dispute and bring the parties to a resolution of the issue. Failing this, the mediator, at the conclusion of the mediation process, shall provide to the parties within ten (10) days his/her opinion of the appropriate resolution of the dispute. This opinion is not binding on either party and may not be used by either party in any future proceeding.

         The mediation process shall be treated as a compromise negotiation for purposes of the Federal Rules of Evidence and State Rules of Evidence. The mediator shall be disqualified as a witness, consultant or expert in any pending or future action relating to the subject matter of the mediation, including those between persons not parties to the mediation.

         Within five (5) business days of receipt of the mediator's opinion, each party's designated representative shall meet one final time to resolve the dispute. If they are unable to do so, both parties are free to pursue available legal remedies.

         The entire mediation process is confidential. The parties and the mediator shall not disclose to third parties (1) information disclosed by either party during the mediation process or (2) information regarding the mediation process itself, including any settlement terms.

Article 1
Telco


         If any party subject to the terms and conditions of this mediation provision fails or refuses to appear at and participate in a mediation meeting after due notice, the mediator may hear and determine the controversy upon evidence produced by the appearing party.

         The mediation costs shall be borne equally by each party, except that each party shall bear the cost of presenting its case at mediation. The mediator's compensation rate will be determined at or before appointment. At the time of the mediator's appointment, the mediator shall be required to execute an agreement in a form mutually agreeable to the parties, which agreement will set forth, among other things, the mediator's duties, obligations and compensation.

     E.  Payment Upon Resolution of Dispute. Where resolution of a dispute
         -----------------------------------
         requires the exchange of monies, payment of the disputed amount will be made pursuant to the negotiated settlement. Payment will include applicable penalty charges.

     F.  Course of Business. Unless otherwise agreed in writing, the parties
         -------------------
         shall continue to provide service, honor all other commitments under this Agreement, and continue to make payments in accordance with this Agreement during the course of dispute resolution pursuant to the provisions of this section.

                                  SECTION XVI
                             COMPLIANCE MONITORING

Telco shall have the right to visit any service provision location annually upon reasonable notice to United to ensure that the terms of the Agreement are being met. Visitation rights shall include the right to inspect the facilities of the other party and, upon thirty (30) calendar days written notice, to review worksheets, performance or service plan data, and documents used in the preparation of bills for services provided to Telco. Visitation rights will not be afforded Telco in those instances where audit or review activities will provide adequate assurance that the terms of the Agreement are being met or where a visit to the premise by Telco would compromise United's ability to protect the proprietary information of other customers of United. Expenses incurred by United for facilitating this monitoring function may be assessed to Telco as identified in the individual articles to this Agreement.

                                  SECTION XVII
                               REVIEW PROCEDURES

The following procedures establish the parameters agreed to by both parties for the conduct of an audit of the telecommunications services identified in Exhibit 1 of this article. Audit rights and the services to which they apply are further defined in the other articles to this Agreement. In an effort to minimize the number of on-premise visits, the parties agree to the combination of subjects for an individual review (for example, Billing and Collection and Revenues).

Article 1
Telco


     A.  Review Periods and Frequency. Unless agreed otherwise in any additional
         -----------------------------
         articles under this Article I, neither party may conduct more than one
         (1) on-site audit/review per calendar year in each of the party's operating entities. Periods available for review shall include any period not previously reviewed by the parties and not exceeding twenty-four (24) months prior to the scheduled review. Unless mutually agreed by the parties, the on-site review will not exceed two (2) consecutive weeks in duration. Subsequent reviews will not occur until such time as the reviewer's previous review is closed, unless mutually agreed by the parties.

     B.  Notification of Review and Response. At least forty-five (45) calendar
         ------------------------------------
         days prior to any review, the party requesting the review will provide the other party with written notification outlining the following:

         (a) General subject matter to be reviewed (e.g., Billing and Collection, Revenues).
         (b)      Proposed period to be reviewed.
         (c)      Proposed review start and end date.
         (d)      Review personnel (inclusive of names and titles).
         (e)      Data Request outlining the areas to be reviewed.
         (f)      Information and resources required to perform the review.
         (g)      Location.

         The party to be reviewed will respond in writing to the requesting party's notification within thirty (30) calendar days of receipt to confirm the schedule and identify the host review team personnel.

     C.  Pre-Review Meeting or Conference Call. The parties agree to conduct a
         --------------------------------------
         Pre-review meeting or conference call prior to the on-site review to discuss procedural details and to clarify the Data Request and information requirements. The request for a pre-review meeting or conference call will usually be included in the review requester's notification letter or in the party to be reviewed's response.

     D.  Postponement of the Review Date. If the party to be reviewed elects to
         --------------------------------
         postpone the commencement date, it will so advise the requesting party in writing within fifteen (15) calendar days of receipt of the notice. The party to be reviewed will state the reason for the postponement and propose a new commencement date.

     E.  Post-Audit/Review Meeting. At the completion of the on-site portion of
         --------------------------
         the review, the party requesting the review will conduct a post-audit/review meeting. The purpose of this meeting will be to disclose any findings from the review and identify any open issues.

     F.  Final Audit/Review Findings Report. Forty-five (45) calendar days after
         -----------------------------------
         the conclusion of the review, the reviewing party shall provide a formal report of the audit/review findings. The final report shall

Article 1
Telco


         contain all relevant findings from the audit/review, including any findings that might result in the submission of a claim. The final report shall specify any corrective action desired and identify any applicable revenue impacts. The final report shall be the reviewing party's final response.

     G.  Response to Final Report. The reviewed party shall respond within
         -------------------------
         forty-five (45) calendar days after receipt of the audit/review final report. The response shall detail any corrective action taken and, where applicable, respond to identified revenue impacts and identify the method of compensation to the reviewing party.

     H.  Review Resolution Statement. The reviewing party will forward a review
         ----------------------------
         resolution statement to the reviewed party within forty-five (45) calendar days after receipt of the response to final report. The review resolution statement shall attest to the receipt and completeness of the response to final report and formally declare closure of the review.

     I.  Nonconcurrence. If a party disagrees with all or part of the findings
         ---------------
         from the review, it may submit a claim to the other party. Claims will be handled in accordance with the claims procedures identified in this Agreement or applicable articles to this Agreement.

                                 SECTION XVIII
                                  TERMINATION

This Agreement will continue in effect until all articles under this Agreement are terminated. Each article, except this Article I, contains its own termination provision and may be terminated separately. The entire Agreement, including all articles, may be terminated by either party by giving written notice to the other party equal to the longest notice of termination period specified in the articles in effect.

                                  SECTION XIX
                                   ASSIGNMENT

Except as otherwise expressly provided in this Agreement, the assignment of any right, obligation or duty, in whole or in part, or of any other interest under this Agreement without the written consent of the other party shall be void. A party may assign its rights, obligations, duties, or interests under this Agreement to its respective affiliates without the consent of the other party.

If any affiliate of either party shall succeed to that portion of the business of such party that is responsible for, or entitled to, any rights, obligations, duties or other interests under this Agreement, such affiliate may succeed to those rights, obligations, duties and interests of such party under this Agreement. In the event of any succession under this section, the successor shall expressly undertake in writing to the other party the performance and liability for those obligations, duties and interests as to which it is

Article 1
Telco


succeeding as a party to this Agreement, and the party shall thereafter be relieved of such obligations, duties and interests except for matters arising out of events occurring prior to the date of such undertaking.

                                   SECTION XX
                            NO RIGHTS TO THIRD PARTY

This Agreement shall not be deemed to provide third parties with any remedy, claim, right of action, or other right.

                                  SECTION XXI
                                INDEMNIFICATION

The indemnification provisions of this section shall apply to all matters arising under this Agreement.

To the extent not prohibited by law, each party shall indemnify the other and hold it harmless against any loss, cost, claim, injury, or liability relating to or arising out of negligence or willful misconduct by the indemnifying party or its agents or contractors in connection with the indemnifying party's performance under this Agreement; provided, however, that any indemnity for any loss, cost, claim, injury or liability arising out of or relating to errors or omissions in the provision of communication facilities or services under this agreement shall be limited to a credit allowance as otherwise specified in this Agreement. The indemnifying party agrees to defend any suit brought against the other party for any such loss, cost, claim, injury or liability. The indemnified party agrees to notify the other party promptly, in writing, of any claims, lawsuits or demands for which the other party is responsible under this section and to cooperate in every reasonable way to facilitate defense or settlement of claims. The indemnifying party shall not be liable under this section for settlement by the indemnified party of any claim, lawsuit or demand if the indemnifying party has not approved the settlement in advance unless the indemnifying party has had the defense of the claim, lawsuit or demand tendered to it in writing and has failed to assume such defense.

No claims under this section, or claims with respect to charges under this Agreement or adjustments of such charges, or any other claims with respect to this Agreement may be made more than two (2) years after the date of the event that gave rise to the claim; provided, however, that claims for indemnity under this section may be made within two (2) years of the accrual of the cause of action for indemnity.

                                  SECTION XXII
                                     NOTICE

Except as otherwise provided under this Agreement or in the attachments or exhibits hereto, all notices, demands, or requests shall be deemed to have been duly given when made in writing and delivered in person or deposited in the United States mail, certified mail, postage prepaid, return receipt requested; sent via telex; cable; electronic mail or facsimile and addressed as follows:
For Telco:

Article 1
Telco



                Mark Stodter
                Telco Development Group, Inc.
                Lafayette Business Center
                4206 Technology Court
                Chantilly, VA 22021

For United:

                Account Executive
                United Telephone Company of Florida
                P.O. Box 165000
                Altamonte Springs, FL 32716-5000

or to such other address as either party may specify by written notice to the other.

                                 SECTION XXIII
                                 GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the state of Florida.

                                 SECTION XXIV
                                 SEVERABILITY

If any provision of this Agreement is held invalid, unenforceable or void, the remainder of the Agreement shall not be affected thereby and shall continue in full force and effect.

                                  SECTION XXV
                              AMENDMENTS; WAIVERS

The various articles of this Agreement, including exhibits and schedules attached thereto and incorporated by reference, constitute the entire Agreement between the parties, and supersede all prior oral and written agreements, representations, undertakings or proposals with respect to the subject matter hereof.

In addition, no course of dealing or failure of either party to enforce any provision of this Agreement shall be construed as a waiver of such provision or any other rights under this Agreement. If a party fails to enforce any provision of this Agreement, it is still the responsibility of both parties to continue to comply with all provisions of this Agreement.

The parties may amend or modify any part of this Agreement. Such action shall not constitute a modification or change of any other part of this Agreement, unless explicitly stated in such Agreement.

Article 1
Telco

                                  SECTION XXVI
                              TITLES AND HEADINGS

Titles, headings and table of contents of articles and sections of this Agreement have been inserted for convenience of reference only. They shall not define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

                                 SECTION XXVII
                             INTELLECTUAL PROPERTY

Except as expressly provided herein, nothing contained in this agreement shall be construed as conferring by implication, estoppel, or otherwise, any license or right under any patent, trade name or copyright of either party.

                                 SECTION XXVIII
                                   PUBLICITY

Unless otherwise mutually agreed upon, neither party shall publish or use the other party's name, language, pictures or symbols from which the other party's name may be reasonably inferred or implied in any advertising, promotion, or any other publicity matter relating directly or indirectly to this Agreement.

                                  SECTION XXIX
                                   COMPLIANCE

Where required, United and Telco shall ensure compliance with all necessary rules, licenses and approvals that may be in effect in the local, state and interstate jurisdictions that are required in the provisioning and performance of services and facilities covered under this Agreement. Telco and United agree that other such rules could be developed. Both parties will implement the necessary controls to assure that the other party is held harmless from any claims of violations of such rules, licenses and approvals outside of its responsibility and shall indemnify that party for attorney's fees and all costs directly related to violations of such rules, licenses and approvals.

                                  SECTION XXX
                            EXECUTED IN COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

The parties have executed this Article I through their authorized representatives on the date set forth below their signatures. The articles in effect as denoted in the Index of Articles constitute the entire Agreement between the parties. Any other existing General Provision Agreements in effect between the parties applicable to the subject matter of this Article I - General Provisions Agreement and covering the period subsequent to the effective date of this Article I, shall be of no force or effect for the time period beginning with the effective date of this Article I; except that Telco

Article 1
Telco

shall remain obligated to pay United for any services rendered under these other General Provision Agreements while they were in effect.


WITNESS:                            UNITED TELEPHONE COMPANY
                                    OF FLORIDA


/s/ Mary Lou Hunt                   /s/ Louis Carrion
- ---------------------------         -------------------------------
                                    By: Louis Carrion

                                    Title: Director-Marketing &
                                           Sales

                                    Date: January 3, 1994
                                    -------------------------

WITNESS:                            TELCO DEVELOPMENT GROUP, INC.

                                    /s/ Henry G. Luken III
- ---------------------------         -------------------------------
                                    Typed name: HENRY G. LUKEN III
                                                -------------------
                                    Title:          CEO
                                            ------------------------
                                    Date:      January 17, 1994
                                            -------------------------

Article 1
Telco


                                                                       Exhibit 1


                             EXHIBIT 1 TO ARTICLE I
                                LIST OF ARTICLES

This Exhibit to Article 1 is effective as of the date certification is received by Telco from the state of Florida. The following Articles are in effect as of the date of executive of this exhibit and constitute the entire agreement between the parties:


   Article
   Number        Description
   -------       -----------

     1           General Provisions

     8           Billing and Collection Services

Article VIII
Billing and Collection Services

- --------------------------------------------------------------------------------




                      STANDARD AGREEMENT FOR THE PROVISION

                                       OF

                             BILLING AND COLLECTION

                                    SERVICES


                                    BETWEEN


                      UNITED TELEPHONE COMPANY OF FLORIDA

                                      AND

                         TELCO DEVELOPMENT GROUP, INC.




- --------------------------------------------------------------------------------

                                SUPPLEMENT NO. 2
                        BILLING AND COLLECTION SERVICES
                                    BETWEEN
                      UNITED TELEPHONE COMPANY OF FLORIDA
                                      AND
                         TELCO DEVELOPMENT GROUP, INC.

This Supplement No. 2 is issued to add language to Article 8 to place both United and Telco in compliance with Florida Public Service Commission rules and Florida State Statutes.

Attachment D, Section I, Paragraph D-3 is changed to read as follows:

Telco agrees that it will only deliver to United for billing messages originating in United's service area that are handled by companies authorized and certified by the Florida Public Service Commission to do business in the state of Florida and messages originating outside of United's service territory from carriers authorized to operate in the state of origination by appropriate state regulatory authorities.

The parties have executed this Supplement No. 2 through their authorized representatives on the dates set forth below their signatures.


WITNESS:                             UNITED TELEPHONE COMPANY OF FLORIDA

/s/ Doris A. Brinkman                /s/ George V. Head
- -----------------------              ------------------------------------
                                     George V. Head

                                     Title: Vice President-Carrier &
                                     Enhanced Service Markets

                                     Date: 10-19-94
                                          -------------------------------

WITNESS:                             TELCO DEVELOPMENT GROUP, INC.

/s/ Mark Brown                       /s/ Henry G. Luken
- -----------------------              ------------------------------------

                                     Typed name: Henry G. Luken
                                                 ------------------------

                                     Title:            COB
                                           ------------------------------
                                     Date:             11/4/94
                                          -------------------------------

Article VIII

Billing and Collection Services



                      Standard Agreement for the Provision

                         of Telecommunications Services
                            -------------------

                                  Article VIII

                        Billing and Collection Services

                               Table of Contents

                                                   Page No.
                                                   --------

PURPOSE OF AGREEMENT              1

          SECTION I        Term                                   1

          SECTION  II      General Provisions                     2

          SECTION  III     Purchase of Accounts Receivable        4

          SECTION  IV      Filing of Revised Intrastate Tariffs   4

          SECTION  V       Reservations of Rights                 5

          SECTION VI       Limitation of Liability                6

          SECTION  VII     Billing Information                    6

          SECTION  VIII    Equitable Remedies                     6

          SECTION IX       Notice and Demands                     6

          SECTION  X       Confidential Treatment                 7

          SECTION XI       Independent Contracts                  7

          SECTION XII      Force Majeure                          7

          SECTION XIII     Compliance with Employment Laws        8

          SECTION XIV      Resolution of Disputes                 8

          SECTION XV       Indemnification                        9

          SECTION XVI      Amendments; Waivers                   10

          SECTION XVII     Assignment                            10

                                                i

12/15/93

Article VIII

Billing and Collection Services

                      Standard Agreement for the Provision
                         of Telecommunications Services

                                  Article VIII

                        Billing and Collection services
                         Table of Contents (continued)

                                                               Page No.
                                                               --------
         SECTION XVIII    Third-Party Beneficiaries                           10

         SECTION XIX      Governing Law                                       10

         SECTION XX       Entire Agreement                                    11

         SECTION XXI      Executed in Counterparts                            11

         SECTION XXII     Severability                                        11

         SECTION XXIII    Headings                                            11

Exhibits to Purpose of Agreement
- --------------------------------

EXHIBIT A      Additional Terms and Conditions

EXHIBIT B      Rates and Charges


Attachments to Article VIII:
- ----------------------------

ATTACHMENT A      Definition of Terms

ATTACHMENT B      Standard B&C Operating Procedures

ATTACHMENT C      Product Development Procedures

ATTACHMENT D      Product Offering - Casual Caller

ATTACHMENT E      Product Offering - Provision of Management Information



11/12/93

Article VIII

Billing and Collection Services



                              PURPOSE OF AGREEMENT


This Agreement is for the provision of Billing and Collection services (hereinafter the "Agreement") between United Telephone Company of Florida herein referred to as "United" and Telco Development Group, Inc. herein referred to as "Telco." United and Telco shall each hereinafter sometimes be individually referred to as the "party" and collectively referred to as the "parties."

This Agreement specifies the rights and obligations of each party hereto with respect to the provision by United of customer billing and collection services for interexchange services and 900 services provided by Telco to customers within the exchange service area of United.

I. TERM

   This Agreement shall become effective as of the date Telco receives certification by the state of Florida and is null and void until such certification is received. This Agreement shall be in effect for a period of two (2) years from date certification is received by Telco. Renewal shall be automatic for the same period as the original agreement. Either party may elect to terminate this Agreement for any reason upon ninety (90) days written notice to the other party. In the event that any of the following should occur, either party may elect to terminate upon thirty (30) days written notice, identifying the reason(s) for early termination to the other party, and provided that said termination is not inconsistent with the terms of any applicable tariff:

   1) A material element of this Agreement (which in the opinion of one of the parties adversely affects that party) is either not implemented as required in this Agreement or is changed.

   2) Any regulatory action that results in either party's inability to provide the service in the manner and for the rates and charges outlined in this Agreement.

In the event that United chooses to terminate this Agreement according to the procedures identified above, Telco will not be subject to any applicable termination charges; otherwise, all applicable termination charges shall apply-

In the event of breach of any provision of this Agreement by either party, the nonbreaching party may elect to terminate upon thirty (30) days written notice after identifying the breach, and provided that the termination is not inconsistent with the terms of any applicable tariff; unless:

     A)  this is the first occurrence of this breach, and

     B) such breach is rectified prior to the expiration of the thirty (30) days or the breaching party has taken the appropriate steps to rectify the breach to the satisfaction of the breached party.


                                       1
                                                          12/15/93

 Article VIII

 Billing and Collection Services


 In the event of termination by United resulting from a continuing Telco breach of this Agreement, all applicable termination charges shall apply.

 Termination of this Agreement will result in the termination of all billing and collection services to Telco provided hereunder and as identified in the attachments.

 II.  GENERAL PROVISIONS

      A. Commencing on the effective date except as otherwise noted herein, United shall provide all interstate and intrastate billing and collection services pursuant to the terms and conditions of this principal Agreement and the exhibits hereto and any applicable intrastate tariffs.

      B. United shall perform for Telco, billing and collection services that may include recording of toll messages, processing of rated toll messages, the preparation of bills for message-billed service, mailing of statements of the amounts due for end user interexchange service received from Telco, and the collection of monies due from the end users. Said billing and collection services may also include handling of customer inquiry, maintenance of accounts, treatment of accounts, message investigation, centralized toll investigation and billing analysis services. The specific product offerings/services Telco intends to purchase under this Agreement and their application to
         Article VIII are identified as attachments and listed in the Index of Attachments to this Agreement.

      C. The parties adopt the following documents:

         1. Additional Terms and Conditions for the Provision of Billing and Collection Services, attached hereto and incorporated herein as Exhibit A,

         2. Rates and Charges for Billing and Collection Services attached hereto and incorporated herein as Exhibit B,

         3. Operating Entities for Telco, attached hereto and incorporated herein as Exhibit C, and

         4. operating Entities for United attached hereto and incorporated herein as Exhibit D.

      D. In the event of any conflict between provisions contained in the exhibits hereto and the provisions of an effective intrastate tariff, the provisions of the tariff shall control. However, it is the intention of the parties that the exhibits hereto, to the extent not in conflict with the provisions of an effective revised intrastate tariff, supplement such tariff, supply necessary operational practices and are to be construed to the extent possible in harmony with the tariff.



                                       2
                         12/15/93

Article VIII

Billing and Collection Services


   E. The term "principal agreement" as used herein shall refer to this document consisting of twenty-two (22) sections.

   Except where expressly provided otherwise, the term "Agreement" as Used herein shall include the principal agreement and all present exhibits and attachments thereto and, upon adoption and incorporation herein, all future exhibits.

   F. Except where expressly provided otherwise, the definitions contained in the principal agreement or the exhibits shall govern all parts of the Agreement.

   G. The words "shall" and "will" are used interchangeably throughout the Agreement. The use of one or the other shall not mean a different degree of right or obligation for either party.

   H. The procedures for ordering and receiving the services provided hereunder and the performance obligations of the parties are set forth in Attachment B - Standard B&C Operating Procedures attached hereto. Deviations from these procedures may be required as a result of the particular B&C product offering being ordered by Telco. Telco will be provided advance notice of these deviations along with their inclusion in the product offering attachment.

   I. Specialized services and development of products within the scope of this Agreement will be provided on an individual case basis (ICB) and according to the procedures as specified in Attachment C - Product Development Procedures. Specialized services and development of products which are outside the scope of this Agreement may be performed for Telco by United as may be mutually agreed to by the parties. Such agreement may constitute an amendment to this Agreement and shall control the proprietary nature of an ownership interests in such products and services.

   J. United will maintain a performance level with respect to the billing and collection of Telco charges that is consistent with United's own service measurement criteria applied to bill and collect its own charges. Telco will maintain a performance level with respect to the quality and accuracy of messages provided to United for collection consistent with United's own message rating and recording standards and experience with denial and write-off of individual messages.

   K. Telco hereby recognizes United's right to disconnect the end user's service for nonpayment in accordance with United's established procedures and as may be permitted by law or regulation. Telco also agrees to hold United harmless when acting in conjunction with these procedures or as established by requirements of law or regulation. Either party shall retain the right to pay an end user's full bill if in that party's sole judgment, denial of service to the particular end user would be detrimental to the party'B customer service image or financial position.



                                       3
                         12/15/93

 Article VIII

 Billing and Collection Services



     L. Sufficient data associated with the performance of services hereunder shall be maintained for the longestof the following periods:

     - the retention time required by law for maintaining federal, state and local tax information,

          - the time required by law or regulation in order to substantiate or reconstruct end user invoices,

          - or the retention time currently used by United for its own billing information in compliance with legal or regulatory rulings.

     M. United may restrict Telcols access to customer information based on regulatory requirements, customer contracts, and company nondisclosure policies. In no event shall United allow Telco access to customer information where that customer does not subscribe to or use the services of Telco in accordance with the definition of Telcols customer in Attachment A to this Agreement.

III. PURCHASE OF ACCOUNTS RECEIVABLE

United will purchase from Telco its accounts receivable that arise from bills rendered by United to Telco customers. The purchase of accounts receivable will be limited to amounts due Telco when United provides bill rendering service for Telco. United's purchase of Telcols accounts receivable shall be with adjustments, payment procedures and interest. Telco warrants that it has title to the accounts receivable purchased by United. Telco agrees not to assign, transfer, sell, exchange or give its accounts receivable related to the services to any other entity or person.

 IV. FILING OF REVISED INTRASTATE TARIFFS

     A. To the extent that modification of any of United's tariffs is necessary to effectuate any of the provisions of this Agreement, except for billing and collection rate restructuring, or billing and collection rate level change, United shall file all necessary tariff revisions as soon as, using best efforts, is practicable following the effective date. United shall also use its best efforts to obtain regulatory approval of such revisions for effectiveness at the earliest practicable date. Telco agrees to support United's filing efforts before any regulatory body in this regard and further agrees to notify United prior to the submission of any comments to the filing and review the contents of such prepared contents with United. To the extent that any such tariff filings are in support of Telco billing and collection conversion activities, Telco agrees to forego any action, intervention or otherwise, that would impede the ability of United to gain approval for any such filing so long as such filing is consistent with the terms and conditions of this Agreement.

     B. If United elects to file revised intrastate tariffs, United will so advise Telco not less than thirty (30) days prior to filing and shall

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       review the details of such proposed filings with Telco prior to their submission to the Florida Public Service Commission (FPSC) to enable Telco to determine whether they will permit United to provide intrastate billing and collection services to Telco in conformity with the Agreement.

V.  RESERVATION OF RIGHTS

    A. In the event that 1) during the term of this Agreement, the Florida Public Service Commission substantially changes the terms or conditions contained in United's intrastate tariff governing the provision of intrastate services provided for herein, or 2) during the approval process of any amendments to the intrastate tariff, imposes any other requirements) on Telco and/or United condition 1) and 2) referred to hereinafter individually and collectively as "FPSC Modification") which does not, in the judgment of Telco and United, allow for implementation or continuation of billing and collection services as contemplated herein, Telco shall have the right, upon sixty (60) days' written notice, to terminate this Agreement; provided, however, such right must be exercised consistently with any limitations upon termination contained in the intrastate tariff. Such right must be exercised within sixty (60) business days of the date of the FPSC final order. Telco shall not unreasonably withhold its consent to minor changes required in the intrastate tariff or in the amendments thereto by the FPSC.

    B. Except as otherwise provided in Section IV (A) preceding, by entering into this Agreement, neither party waives, releases or compromises any rights it may have to argue, in any federal or state regulatory proceeding (or in any judicial appeal following such a proceeding), in support of or in opposition to, any position regarding 1) accounting for deregulated or detariffed billing and collection services, 2) removal from regulated accounts of expenses and investment associated with deregulated or detariffed billing and collection services, and/or 3) any other issue pertinent to regulation or deregulation of costs which were, are now, or may in the future be associated with the provision of billing and collection services. Each party expressly reserves all of its rights in connection with such matters.

    C. At such time as detariffing of United's intrastate billing and collection service may take place, the parties agree that the terms and conditions contained in Exhibit A for interstate billing and collection services shall apply with respect to detariffed intrastate billing and collection services, and that United's intrastate billing and collection services thereafter shall be provided in accordance with this Agreement and terms and conditions of the exhibits attached hereto and incorporated herein. Upon detariffing or deregulation, United agrees to limit the rates for intrastate billing and collection services to be consistent with the contracted rates for



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         interstate billing and collection services unless otherwise agreed between the parties. Such rates shall continue for the remainder of the term of this Agreement.

VI.  LIMITATION OF LIABILITY

Each party's liability to the other (as distinct from a party's obligation to pay for services provided pursuant to this Agreement) for any loss, cost, claim, injury, liability or expense, including reasonable attorneys' fees, relating to or arising out of any negligent act or omission in its performance of this Agreement (not involving gross negligence or knowing and willful misconduct) shall be limited to the amount of direct damage actually incurred. Absent such gross negligence or knowing and willful misconduct, neither party shall be liable to the other for any indirect, special, or consequential damage of any kind whatsoever. For purposes of the above limitation or liability in cases not involving gross negligence or knowing and willful misconduct, "direct damages" are defined to include 1) in the case of data or information supplied to Telco, United's charges for such data or information, and 2) in the case of data or information which is the basis for rendition of bills to Telcol's customers, United's charges for such data or information and, to the extent United's act or omission precludes rendition of bills, the unbillable revenue directly attributable to United's act or omission.

VII. BILLING INFORMATION

Attached to this Agreement as Attachment B is the parties' agreement with respect to information relating to billing and collection services. Anything to the contrary in Attachment B notwithstanding, it is specifically understood and agreed by the parties that customer account information transferred by United to Telco, may be used by either party for any lawful business purpose; provided, such purpose is not prohibited by any applicable law, rule, regulation or judicial or regulatory order. Neither party waives any rights it may have to assert before any regulatory or judicial forum with jurisdiction over the subject matter that a proposed or actual use of information is not for a lawful business purpose.

VIII. EQUITABLE REMEDIES

In the event of a breach, or threatened breach, of any provision of this Agreement, the parties agree that the harm suffered by the injured party should not be compensable by monetary damages alone and, accordingly, that the injured party shall, in addition to other available legal or equitable remedies, be entitled to an injunction against such breach or threatened breach without the necessity of posing a bond.

IX. NOTICE AND DEMANDS

Except as otherwise provided under this Agreement or in the attachments or exhibits hereto, all notices, demands, or requests shall be deemed to


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     have been duly given when made in writing and delivered in person or deposited in the United States mail, certified mail, postage prepaid, return receipt requested; sent via telex; cable, electronic mail or facsimile and addressed as follows:

           Telco:

           Mr. Mark Stodter

           Telco Development Group, Inc.
           Lafayette Business Park

           4206 Technology Court
           Chantilly, VA 22021

           United:


           Account Executive

           Sprint/United Telephone-Florida P.0. Box 165000

           Altamonte Springs, FL 32716-5000
     The addresses to which such notices, demands, requests or other communications may be changed by written notice given by such party to the other party pursuant to this section.

  X. CONFIDENTIAL TREATMENT

  The parties acknowledge that this Agreement contains commercially confidential information that may be considered proprietary by either or both parties, and agree to limit distribution of this Agreement to those individuals in their respective corporations or affiliate corporations with a need to know the contents of this Agreement. Neither party will disclose the terms, conditions, rates or charges applicable under this Agreement to any unaffiliated third party except pursuant to regulatory rule or judicial process. The parties further agree to seek commercial confidential status for this Agreement with any regulatory commission with which this Agreement must be filed to the extent such a designation can be secured.

 XI. INDEPENDENT CONTRACTORS

 Each party agrees that it shall perform its obligations hereunder as an independent contractor and not as the agent, employee or servant of the other party.

XII. FORCE 14AJEURE

Neither party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence such as acts of God, acts or civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts,


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      volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers (collectively referred to as "Force Majeure Conditions").

XIII. COMPLIANCE WITH EMPLOYNENT LAWS

All obligations under this Agreement shall be performed in compliance with all applicable legislation and government agency orders and regulations prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, national origin, age or handicap. Where required by law, certificates of compliance shall be provided.

Each party shall comply with the provisions of the Fair Labor Standards Act of 1938, as amended, and all other applicable federal, state and local law governing employment.

 XIV. RESOLUTION OF DISPUTES

      A. The parties agree that they shall attempt to resolve all disputes arising out of the provisions of this Agreement through informal discussions or negotiations prior to resorting to arbitration. At any time following the commencement of any such discussions or negotiations, if either party believes that such discussions or negotiations are not likely to result in a reasonable resolution of the dispute, it may send to the other party, at the address provided in
         Section X for notices, a written statement of the issue or problem being discussed or negotiated. If the dispute has not been resolved with twenty (20) days after the mailing of the letter referred to in the preceding sentence, either party shall have the right to serve a written demand for arbitration upon the other and thereby commence binding arbitration in accordance with the provisions of this section. The mailing of the letter referred to in the second preceding sentence and the passage of sixty (60) days from the mailing of such letter shall be conditions precedent to the commencement of any arbitration proceeding hereunder.

      B. Within five (5) business days of delivery of a demand, each party shall designate an arbitrator. The two (2) designated arbitrators shall then select a third arbitrator to complete the full arbitration panel within ten (10) business days, or as otherwise agreed.

      C. The arbitration panel shall commence hearings within sixty (60) days of the selection of the panel, unless the parties or the arbitration panel agree upon a delayed schedule of hearings. Each party may send out requests to compel document production from the other. Disputes concerning the scope of document production and enforcement of the document requests shall be subject to agreement by the parties, or may be ordered by the arbitrators to the extent economical and


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       reasonable.  All discovery requests shall be subject to the proprietary rights and rights of privilege of the parties; and the arbitrators shall adopt procedures to protect such rights. Except where contrary to the provisions set forth in this Agreement, the rules of the American Arbitration Association (AAA) shall be applied to all matters of procedure, including discovery; provided, however, that the arbitration need not be conducted under the auspices of the AAA, in which event the fee schedule of the AAA shall not apply. The arbitrators may obtain independent legal counsel to aid in their resolution of legal questions presented in the course of arbitration to the extent they consider that such counsel is absolutely necessary to the fair resolution of the dispute, and to the extent that it is economical to do so considering financial consequences of the dispute.

    D. If the arbitrators selected by each party cannot agree upon a third arbitrator within twenty (20) days, either party may apply to any court having jurisdiction over this Agreement to select the neutral arbitrator. If either party fails to appoint an arbitrator within the time period set forth, the other party may apply to any court having jurisdiction over this Agreement to compel arbitration, and that court shall be empowered to select the failing party's arbitrator.

    E. If any party subject to the terms of this arbitration provision fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitration panel may hear and determine the controversy upon evidence produced by the appealing party.

    F. The arbitration costs shall be borne equally by each party except as follows: Each party shall bear the cost of presenting its case at arbitration and each party shall pay the bill of the arbitrator it selected.

    G. Unless otherwise agreed in writing, the parties shall continue to provide service, honor all other commitments under this Agreement and continue to make payments in accordance with this Agreement during the course of dispute resolution pursuant to the provisions of this section.

XV. INDEMNIFICATION

    A. The indemnification provisions of this section shall apply to all matters arising under this Agreement except that indemnification or limitation of liability or related provisions contained in other sections of this Agreement shall be controlling and take precedence over this Section 1.

    B. To the extent not prohibited by law, each party shall indemnify the other and hold it harmless against any loss, cost, claim, injury, or



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          liability relating to or arising out of negligence or willful misconduct by the indemnifying party or its agents or contractors in connection with the indemnifying party's provision of facilities or other performance of this Agreement. The indemnifying party under this section agrees to defend any suit brought against the other party for any such loss, cost, claim, injury or liability. The indemnified party agrees to notify the other party promptly, in writing, of any written claims, lawsuits, or demands for which the other party is responsible under this section and to cooperate in every reasonable way to facilitate defense or settlement of claims. The indemnifying party shall not be liable under this section for settlement by the indemnified party of any claim, lawsuit, or demand if the indemnifying party has not approved the settlement in advance unless the indemnifying party has had the defense of the claim, lawsuit or demand tendered to it in writing and has failed to assume such defense.

  XVI. ANENDNENTS; WAIVERS

  This Agreement or any part thereof, including exhibits or documents referred to herein, may be modified or additional provisions may be added by written agreement signed by or on behalf of the parties. No amendment or waiver of any provision of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the party against whom such amendment, waiver or consent is claimed. In addition, no course of dealing or failure of any party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition.

 XVII. ASSIGNMENT

 Any assignment by any party of any right, obligation or duty, in whole or in part, or of any other interest hereunder, without the written consent of the other party shall be void. All obligations and duties of any party under this Agreement shall be binding on all successors in interest and assigns of such party.

XVIII. THIRD-PARTY BENEFICIARIES

This Agreement shall not provide any person not a party to this Agreement with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

  XIX. GOVERNING LAW

  This Agreement shall be governed by the domestic laws of the state of Florida.



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     XX.  ENTIRE AGREEMENT

This Agreement, including any exhibits and/or attachments hereto, constitutes the entire understanding between the parties and supersedes all prior understandings, oral or written representations, statements, negotiations, proposals and undertakings with respect to the subject matter hereof.

     XXI.  EXECUTED IN COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

XXII.  SEVERABILITY

If any provision of this Agreement is held invalid, unenforceable or void, the remainder of the Agreement shall not be affected thereby and shall continue in full force and effect.

XXIII. HEADINGS

The headings in this Agreement are for convenience and shall not be construed to define or limit any of the terms herein or affect the meaning or interpretation of this Agreement.

The parties have executed this Article VIII through their authorized representatives on the date set forth below their signatures. The articles in effect as denoted in the Index of Articles constitute the entire Agreement between the parties.

WITNESS:                                UNITED TELEPHONE COMPANY OF FLORIDA
/s/ Mary Lou Hunt                           /s/ Louis Carrion
- -----------------                           --------------------
                                        By:  Louis Carrion

                                        Title:  Director-Marketing & Sales

                                        Date:  January 3, 1994

WITNESS:                                TELCO DEVELOPMENT GROUP, INC.

- ------------------                          /s/ Henry G. Luken, III
                                            -----------------------
                                        By: Henry G. Luken III

                                        Title: CEO

                                        Date: January 17, 1994

Article VIII - Exhibit A
Billing and Collection Services

                                   EXHIBIT A

                                      FOR

                        ADDITIONAL TERMS AND CONDITIONS

                             FOR THE PROVISION OF

                      BILLING AND COLLECTION SERVICES TO

                         TELCO DEVELOPMENT GROUP, INC.











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Article VIII - Exhibit A
Billing and Collection Services

                                   EXHIBIT A

                               TABLE OF CONTENTS

                                                                    Page No.
                                                                    --------
SECTION I. Undertakings                                                 1

SECTION II. Services                                                    1

SECTION III. Other Terms and Conditions                                 5



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                                   EXHIBIT A
                        ADDITIONAL TERMS AND CONDITIONS
                             FOR THE PROVISION OF
                      BILLING AND COLLECTION SERVICES TO
                         TELCO DEVELOPMENT GROUP, INC.

I.   UNDERTAKING

     This Exhibit A provides additional terms and conditions for the provision of billing and collection services in the interstate jurisdiction and, together with any applicable United intrastate billing and collection tariff, provides additional terms and conditions for the provision of billing and collection services in the intrastate jurisdiction as specified below.

II.  SERVICES

     United shall provide the following services;

     A. Recording for Long Distance Services (hereinafter sometimes referred to as "LDS" or "LDS Services"), specified as follows:


          1. Recording shall be provided on an NPA/NXX basis. United will provide recording for Feature Group D on a type of call basis. Type of call as used herein means LDS.

     B.   Billing Service for LDS services as specified in Attachment B of
          Article VIII.

          1. United will provide Billing Service as ordered including recording, message provisioning (extraction), transmission of messages to third parties, acceptance of transmittal messages from third parties, assembly, editing, rating of messages; preparation of bills for message-billed service, mailing of statements of the amounts due for service received from Telco and the collection of deposits and monies due from the customers; and, when necessary, LDS account establishment, posting of rated messages and rate elements, rendering of bills, collection of deposits, receiving payments, maintenance of accounts, treatment of accounts, and message investigation.

     C. Billing Analysis Services as ordered for LDS services is the provision of detection, investigation and deterrence of billing evasion activities as defined and described in Attachment B to the Agreement.

     D. Conversion services as from time to time requested by Telco via the Product Development process, which shall consist of consultation, exchanges of information, programming and other services necessary to assist Telco in converting from United performance of billing and

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          collection services to Telco performance of billing and collection services. Such conversion services shall include, without limitation, one or more transfers of account information to be agreed upon by the parties, for any or all Telco customers for which United is performing billing and collection services.

     E. Continued billing and collection services to Telco following the conversion of LDS billing from United's billing system to Telco's billing system.

     F.   Application of Taxes to Telco Customers

          1.   Billing of Taxes

               a. United will calculate applicable federal, state, local and city taxes on the same basis it applies and collects taxes on its own services. Telco may review United tax procedures and will provide reasonable notice to United in advance of any instructions for changes in procedures with respect to Telco services.

               b. Telco will advise United in writing of changes in the law affecting application, billing, recording and collection of taxes on existing services.

               c. Telco will advise United in writing of tax procedures with respect to application, billing, recording and collection of taxes on new services, including any changes in the law affecting taxes on such services.

               d. United agrees to implement changes or new procedures as instructed by Telco and as agreed between the parties. United will strive to make requested changes within thirty
                    (30) days of notification.

               e. The party remitting the taxes shall be entitled to retain or receive any statutory fee or share of taxes to which the person collecting such taxes is entitled under applicable law.

          2.   Tax Exemptions

               a. United, in its performance of services hereunder, will correctly determine the exemption status of its customers and properly maintain exemption certificates. To the extent permitted by law, and except as it may require a change as provided for in the succeeding subsection, Telco will rely upon United's exemption certificates as a basis for exempting customers from taxes on Telco services.

               b. If a taxing authority determines that Telco may not properly rely upon United's exemption certificates, Telco may request a

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                    listing of exempt customers (including pertinent customer
                    account, customer contact and tax status information) and may request estimates of United's charges for United to secure exemption certificates with respect to Telco services.

               c. Telco may review information relating to a customer's exemption status and require that United reverse the exempt status for purposes of Telco services if Telco deems it necessary.

               d. United will be liable for any audit assessments if the exemption status of customers is not reversed in accordance with correct and timely instructions issued by Telco, and appropriate exemption certificates given to United by customer.

          3.   Filing of Tax Returns

               When United system capabilities exist, Telco may file returns for taxes imposed on or with respect to Telco services and pay or remit such taxes and other items and any applicable interest or penalties. United shall furnish to Telco on a timely basis all information in United's possession reasonably necessary for Telco to file its tax returns.

          4.   Indemnity

               Telco agrees to defend, indemnify and hold United harmless from and against any claim, expense, liability or loss resulting from any tax, penalty, fine, interest, additions to tax, surcharges or other charges or expenses payable or incurred by United as a result of:

               a. The delay or failure of Telco, for any reason, to pay any tax or such other item or file any return or other information as required by law or this Agreement;

               b. United complying with this Agreement or with any determination or direction by or advice of Telco or using information provided by Telco in performing any tax-related service hereunder; or

               c. Any audit or investigation by any governmental unit or agency with respect to said taxes on Telco services for which Telco is responsible under this Agreement.

               Such indemnity shall be provided to United on an after-federal-tax basis (that is, net of tax to the extent that charges or expenses covered under this subsection are deductible, creditable or subject to write-off by United). The indemnity payable hereunder shall be payable in all events and without regard to any determination that United is the party obligated to collect and remit such taxes or file the tax returns.

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          5.   Taxes Imposed on Services Performed by United

               If any federal, state or local jurisdiction determines that additional sales, use or other taxes (including interest, penalties or surcharges thereon) are due with respect to service provided by United under this Agreement which have not been paid, United will so advise Telco. When United is at fault, United shall be liable for any such tax, interest, penalties or surcharge, but retains the right to protest the assessment.

               If Telco disagrees with any assessment of taxes due by United or disagrees with an assessment of any additional tax, penalty, surcharge or interest due by United as a result of United's performance of any obligation under this Agreement, Telco shall, at its option and expense (including payment of any such assessment prior to final resolution of the issue), have the right to seek a ruling as to the applicability of any such tax or to protest any assessment and participate in any legal challenge to such assessment, but shall be liable for any tax, penalty, surcharge or interest ultimately determined to be due. United shall, when requested by Telco and at Telco's expense, cooperate or participate with Telco in any such proceeding, protest or legal challenge.

          6. Notwithstanding any other provision of this subsection (F), United shall indemnify Telco against any tax liability (including, but not limited to, any penalty, surcharge or interest) which is the result of United's willful misconduct or gross negligence.

          7.   General Tax Audit Requirement

               If any governmental authority advises United that it intends to audit records in United's possession with respect to taxes that Telco might be required to pay or for which Telco might be required to reimburse United, United shall:

               a.   Promptly notify Telco.

               b. If any governmental authority requests United to disclose such records in United's possession, custody or control, United shall notify Telco of such request immediately upon receipt of such request. If Telco objects to such disclosure of records and United voluntarily withholds said records from disclosure at Telco's request, Telco agrees to hold United harmless from any liability resulting directly or indirectly from said nondisclosure;

               c. To the extent permitted by law, allow Telco to participate on an equal basis with United with respect to an audit of Telco records, and United will;

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               d.   Keep Telco fully informed as to the progress of the audit.
                    Each party shall bear its own expenses with respect to any such audit.

III. OTHER TERMS AND CONDITIONS

     A.   Billing Performance

          l.   Timeliness of Message Billing

               United agrees to use its best efforts to bill all Telco messages so that ninety-eight (98) percent of all Telco messages are billed on the next customer bill rendered after the message is recorded.

          2. This Timeliness Standard applies: (i) when United performs all billing functions, including, but not limited to, recording, assembly and editing, rating and billing; (ii) when Telco sends rated messages to United for billing; and (iii) a combination of
               (i) and (ii).

          3. When Telco is rating messages which United is to bill, Telco shall send such messages to United using mechanized data transfer on every Telco processing day. Telco shall send such messages to the United processing center mutually agreed to by United and Telco.

          4. Telco may at its discretion monitor and report to United on its performance measured against the Telco Timeliness Standard. United agrees that in the event it fails to meet Telco's Timeliness Standard, it shall discuss its performance with Telco and shall use its best efforts to resolve any problem areas and to improve its performance so as to perform in compliance with the Telco Timeliness Standard. Disputes between Telco and United regarding the resolution of problem areas and improvement of United's performance may be submitted for resolution under the Dispute Resolution provisions of the Agreement.

          5. Telco shall have the right to audit, pursuant to Section V of the Agreement, any data provided by United to measure United's performance with respect to the Telco Timeliness Standard.

     B.   Timeliness of Post-Billing Adjustments

          1. United agrees to use its best efforts to process all post-billing adjustments received from Telco in accordance with Telco's standards. Telco Timeliness Standard is that ninety-eight (98) percent of all post-billing adjustment be included on the next customer bill rendered.

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          2.   When Telco sends United post-billing adjustment information, such information will be delivered by Telco to United on an Exchange Carrier ("EC") memorandum. Such post-billing adjustments will be delivered to a United processing center to be mutually agreed to by United and Telco.

          3. Telco may at its discretion, monitor and report to United on its performance measured against the Telco Timeliness Standard. United agrees that, in the event that it fails to meet the Telco Timeliness Standard, it shall discuss its performance with Telco and shall use its best efforts to resolve any problem areas and to improve its performance so as to perform in compliance with Telco Timeliness Standard. Disputes between Telco and United on resolution of problem areas and improvement of United's performance may be submitted for resolution under the Dispute Resolution provision of this Agreement.

          4. If Telco finds that the number of post-billing adjustments billed on time is more than two (2) percent below the percentage reported by United based on a random sample of bills, Telco shall have the right to audit reports produced by United for the measurement of the Timeliness Standard. Audit criteria will be jointly established and agreed to by Telco and United.

D.   Monitoring for United Billing and Collection Services

     United shall provide Telco with the information described below and shall take the actions described below concerning both ongoing United billing and collection activities and changes that affect United's billing and collection activities.

          l.   Ongoing Recording Activities

               a. For each United office that records (or that, according to United's recording system, should be recording) Telco LDS usage, United shall ascertain whether Telco messages are recorded correctly at that office.

               b. Upon request from Telco, United shall make available its procedures to Telco for ascertaining that Telco messages have been recorded as anticipated and shall make such revisions to those procedures, and develop such additional procedures, as Telco may reasonably request.

               c. If United discovers that Telco messages are not being recorded at any United recording office as anticipated, United shall immediately notify Telco and shall immediately investigate and take immediate action to correct any failure in its recording

                                                                        12/15/93

Article VIII
Billing and Collection Services

                    system. United shall keep Telco advised of the progress of its investigation and of the results of any corrective action it takes.

          2.   Other Ongoing Billing and Collection Activities

               a. United shall ascertain on a daily basis that all other aspects of its billing and collection processes are functioning correctly.

               b. United shall review with Telco its procedures for complying with paragraph (2)(a) preceding, and shall make such revisions to those procedures and develop such additional procedures, as Telco may reasonably request.

               c. If United discovers that there is a malfunction in its billing and collection processes, United shall immediately notify Telco and shall immediately investigate and take action to correct any malfunction. United shall keep Telco advised of the progress of its investigation and of the results of any corrective action it takes.

          3.   Major United System Changes

               a. United shall provide Telco six (6) months' advance written notice of major system changes that might affect the billing and collection of Telco charges, including but not limited to major changes to (i) service ordering procedures; (ii) customer bill format; (iii) message processing systems; and
                    (iv) other United systems.

               b. Upon request by Telco, United shall review with Telco its plans for preimplementation testing of the system changes described in paragraph (3) (a) preceding and shall notify Telco of any problem that appears in the course of such testing and of the steps taken to correct it.

     E.   Forwarding of United-Recorded LDS Messages

          Beginning with Telco's rating of LDS messages, United shall send LDS message recorded data in a mutually agreed upon EMI format ("data") to Telco (other than data from messages recorded by Telco) in accordance with the Telco performance specifications. Any United performance deficiencies shall be handled in accordance with the provisions pertaining to the filing of claims.

                                                                        12/15/93

Article VIII - Exhibit B
Billing and Collection Services




                                   EXHIBIT B

                               RATES AND CHARGES







                                                                        11/12/93

Article VIII - Exhibit B
Billing and Collection Services

                                   EXHIBIT B
                        AGREEMENT FOR THE PROVISION OF
                        BILLING AND COLLECTION SERVICES

                                    BETWEEN

                               UNITED AND TELCO

                               RATES AND CHARGES


                               TABLE OF CONTENTS

                                                                Page No.
                                                                --------
A. Interstate Rates and Charges                                     1

B. Intrastate Rates and Charges                                     1

C. Rate and Charge Schedules                                        1

D. Effective Date of Rates and Charges                              3

E. Postage Escalation Factor                                        3

                                      i.

                                                                        11/12/93

                                 Confidential Treatment Requested.  The redacted
                                   material has been seperatley filed with the
                                                  Commission


Article VIII  - Exhibit B
Billing and Collection Services



                            FIRST REVISED EXHIBIT B
                        AGREEMENT FOR THE PROVISION OF
                        BILLING AND COLLECTION SERVICES
                                    BETWEEN
                   UNITED AND TELCO DEVELOPMENT GROUP, INC.

RATES AND CHARGES

A. INTERSTATE RATES AND CHARGES

   This Exhibit B sets forth the rates and charges to be paid to United by Telco in the interstate jurisdiction for billing and collection services provided under this Agreement. Payments to be made under this Agreement shall be made in accordance with the specific requirements of Attachment B.

B. INTRASTATE RATES AND CHARGES

    This Exhibit B sets forth the rates and charges to be paid to United by Telco in the intrastate jurisdiction for billing and collection services provided under this Agreement. Rates and Charges for intrastate billing and collection services which are required to be purchased pursuant to any applicable intrastate tariff/price list are subject and shall be charged in accordance with such applicable intrastate tariff/price list. The provision of such rates and charges in this Agreement is for information purposes only.

C. RATE AND CHARGE SCHEDULES

   Rate Element                        Interstate       Intrastate
   ------------                        ----------       ----------
   Recording  per message                  (*)              (*)

   Rating - per message                    (*)              (*)

   Bill Processing - per message           (*)              (*)

   Bill Rendering - per bill               (*)              (*)

   Inquiry - per message                   (*)              (*)

   Bill Processing and Rendering with      (*)              (*)
   Inquiry - per message

   Message Provision  per record           (*)              (*)

   Data Transmission  per record           (*)              (*)

   IC/EC Memo                              (*)              (*)


                                     (*)

                                                                        02/16/95

                                 Confidential Treatment Requested.  The redacted
                                   material has been seperatley filed with the
                                                  Commission

Article VIII - Exhibit B
Billing and Collection Services

Rate Element                            Interstate          Intrastate
- ------------                            ----------          ----------

Tape Charges - per tape                       (*)              (*)

Program Development                           (*)              (*)

Outside Collection Expenses                   (*)              (*)

Bill Message
with selectivity - per bill                   (*)              (*)
without selectivity - per bill                (*)              (*)

Bill Insert

Volumes
- -------
(*)                                           (*)              (*)
(*)                                           (*)              (*)
(*)                                           (*)              (*)
(*)                                           (*)              (*)
(*)                                           (*)              (*)
(*)                                           (*)              (*)

End User Account Activity Charge (EUAAC)
per separate service order                    (*)              (*)
per combined service order                    (*)              (*)

Billing Analysis
Security - per hour                           (*)              (*)
CTI - per hour                                (*)              (*)


                                      (*)

                                       2
                                                                        02/16/95

                                 Confidential Treatment Requested.  The redacted
                                   material has been seperatley filed with the
                                                  Commission

Article VIII - Exhibit B
Billing and Collection Services

     D. Effective Date of Rates and Charges

        A11 interstate and intrastate rates and charges set forth in this Agreement shall be effective as of the date Telco receives certification by the state of Florida.

     E. Postage Escalation Factor

        A postage escalation factor of (*)    percent of any increases during
        the term of this Agreement in the United States postal rate applicable to the mailing of United bills shall be applied to revise the bill rendering rate element. For any increase to the rate for the predominant postal category used for mailing United bills, the following amount shall be added to the bill rendering rate:

                Postal increase amount x  (*)    percent (rounded to the nearest
                tenth of one cent)

        Nothing in this Agreement means, is intended to mean or shall be construed to mean that Telco shall be obligated to pay any portion of the postage charges for bills to customers where such bills do not include any charges for Telco services.

Accepted:

TELCO DEVELOPMENT GROUP, INC.

By:
   ----------------------------

Title:
      -------------------------

Date:
      -------------------------

                                                                        02/16/95

Article VIII - Attachment A
Billing and Collection Services


                                 ATTACHMENT A

                                      TO

                                 ARTICLE VIII

                              DEFINITION OF TERMS






                                                                        11/12/93

Article VIII - Attachment A
Billing and Collection Services


                                 ATTACHMENT A
                                TO ARTICLE VIII
                              DEFINITION OF TERMS

Adjustment-

     Any addition or subtraction to the amounts due or payable to an end user invoice, billing and collection services invoice, or purchase of accounts receivable statement.

AMA-

     Automatic Message Accounting Recording refers to AMA recording. It consists of storage on magnetic tape or another acceptable medium of the basic billing details of messages.

Amount Due United-

     Amount due United equals all appropriate billing and collection charges billed under contract or any applicable tariffs.

Assembly-

     Assembly is the aggregating of the recorded message details to create individual messages for rating.

Billing Analysis Services-

     Billing analysis service is the provision of detection, investigation and deterrence of billing evasion activities.

Billing Evasion-

     The term "billing evasion activities" (e.g., message billing abuse and/or network use) denotes actions in association with the use of an access line (e.g., customer line or trunk, coin telephone line or other access line or trunk provided by United) where there is intent to circumvent or evade the proper charges in whole or in part for use of telecommunications services over the access line, or to conceal the points of origin or termination of telecommunications services.

Billing and Collection Charges-

     United charges Telco for the billing and collection functions supporting United's billing of Telco messages and/or services. These charges are referred to as billing and collection charges.

Business Day-

     All days except Saturdays, Sundays, United holidays and designated United nonworking days.

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

Article VIII - Attachment A
Billing and Collection Services

Bill Insert-

     A Telco prepared separate page of informational, promotional, or legally required communication to its United billed end user customers which is inserted by United with the end user invoice.

Bill Message Service-

     A billing service where individual end user customer messages originating from Telco are posted to the account on Telco's billing statement rendered to the end user customer.

Bill Processing-

     The receipt, guiding and posting of rated messages to the proper end user account in preparation for creation of the end user bill. In addition, this rate element includes account establishment, master file maintenance and prebilling message investigation.

Bill Rendering-

     Preparation and mailing of statements of amounts due from the end user customer for services received from Telco as well as receipt of payment, check cashing and collection and treatment activities.

Bill to Number (BTN)-

     The primary customer number representing the customer account responsible for receiving an invoice. The BTN may link multiple actual telephone lines for billing purposes but is not necessarily an actual dialable number.

Casual Caller-

     A customer that utilizes the Telco network on an occasional basis. Associated telephone numbers information will only be provided where Telco services are utilized by these particular numbers. Telco services utilized in this manner include:

        (i)   10XXX;
       (ii)   Operator-assisted access (e.g., collect, third number);
      (iii)   Usage billed to a United calling card;
       (iv)   1+

Credit/Adjustments-

     A full or partial refund of toll or other charges given to a customer. May or may not relate to a particular call in a particular cycle.

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

Article VIII - Attachment A
Billing and Collection Services

Centralized Toll Investigation (CTI)-

     The centralized toll investigation ("CTI") is responsible for investigation of messages which are either unbillable to a customer (prebilling errors) or which have been disputed by a customer (post-billing uncollectibles). Errors are caused by operator error, service order problems, wiring errors
     (COs), fraud, etc.

Customer Bill Date-

     The date of the United customer bill upon which recurring and non-recurring charges to the customer are based.

Customer Bill Format-

     Customer bill format consists of the design of the billing media in a manner that will convey to the customer the charges for telephone service in a clear and understandable format.

Customer Name and Address (CNA)-

     A service whereby the listing name and listing address of the end user customer is requested and used for the sole purpose of investigating the billing of charges to the proper end user.

Customer Account Record Exchange (CARE)-

     Standard interface for use by local exchange companies (LECs) and interexchange carriers (ICs) for exchange of customer account information. Standard record layouts and function are provided by an industry association known as the Ordering and Billing Forum (OBF) operating as a voluntary organization.

Data Transmission-

     The process of transferring messages and/or records between Telco and United via different modes of transmission (e.g., CMDS, NDM, magnetic tape). Data transmission charges apply as follows:

     1.   Record Transfer: This rate applies on a per-record basis for all
          ---------------
          records either transmitted to or received from Telco regardless of transfer medium (i.e., tape, electronic transfer, etc.).

     2.   Tape Transfer: This rate is applied on a per-tape basis and is
          -------------
          comprised of the cost of the tape or cartridge, courier costs, administrative and processing costs.

Denial of Service-

     Denial of service consists of temporary suspension of a customer's access to the network or a portion of the network in cases of insufficient payment.

                                                                        11/12/93

Article VIII - Attachment A
Billing and Collection Services

Detariffed Billing and Collection Services

     Detariffed billing and collection services constitute the ability by United to provision billing and collection services to Telco without prior submission, review or approval of such services by the appropriate regulatory body, including, but not limited to, terms and conditions and prices for such services. Although such services may be detariffed in certain jurisdictions, some jurisdictions may require the filing of billing and collection contracts with the appropriate regulatory body and pricing may be subject to additional regulatory pricing constraints.

Detection Activities-

     Detection is the provision of equipment by United to identify and collect information on billing evasion activities. Such equipment may be located in United premises or offices or may be attached to access lines.

Deterrence Activities-

     Deterrence is the contacting and interviewing of parties identified in billing evasion activities, the recovery by legally authorized personnel of devices or material used in billing evasion activities, the service review for possible suspension of service over access lines identified in billing evasion activities and publicity assistance in publicizing billing evasion deterrence.

EC/IC Memorandum-

     The mechanized or manual document(s) issued by Telco and used to convey information between Telco and United relating to billing and collection services (i.e., adjustments, wire checks, duplicate bill requests or provisioning of Telco services) for Telco's residential and business customers.

Editing-

     Editing is the verification of the aggregated message data (resulting from the assembly process) which ensures accordance with standard format.

End User Customer of Telco-

     A United customer that is also recognized within United's billing systems as a customer of Telco, either via the equal access selection process
     (PIC), as a result of United's billing for use of Telco's network or service within the last six (6) months (casual), or as being designated within United's billing system as having ordered a service of Telco's.

                                                                        11/12/93

Article VIII - Attachment A
Billing and Collection Services

End User Account Activity Charges (EUAAC) -


     Those charges billed to Telco for the establishment of a new or additional service to an end user customer's account. These charges will be billed according to different rates for the following:

     1.   Separate Request is when service order activity occurs for the sole
          ----------------
          purpose of establishing a new or additional end user Telco service.

     2.   Combined Request is when service order activity occurs for the purpose
          ----------------
          of establishing a new or additional end user Telco service in conjunction with service order activity for United.

Examination -

     An examination means a review of United, conducted by Telco, which shall constitute an inquiry on a single issue or a specific topic related to this Agreement based on factual documentation of a potential discrepancy. By way of illustration only, and not by way of limitation, an examination may consist of an inquiry into the following issues or topics: uncollectibles, adjustments or IC invoice of billing and collection charges.

Exchange Message Interface (EMI) -

     Industry standard file layouts for data transmission of message data as developed for industry standard and administered/distributed by Bellcore.

Final Customer Bill -

     A final customer bill is a bill rendered to a customer for outstanding amounts for Telco services following disconnection of all associated services.

Information -

     Information including, but not limited to, specifications, drawings, sketches, models, samples, data, computer programs and other software or documentation, whether written or oral, of one party and proprietary to that party, that is furnished or available or otherwise disclosed to the other party.

Inquiry -

     Response to end user questions regarding charges for end user services, application of credits and adjustments to end user accounts, review of customer messages removed from the bill and post-billing message investigation.

                                                                        11/12/93

Article VIII - Attachment A
Billing and Collection Services

Investigation -

     Investigation is the provision of investigative services to collect evidence to document that billing evasion activities are occurring, prepare reports, preserve evidence and supply expert witness analysis and testimony.

LDS -

      Long distance service.

LEC -

     Local Exchange Carrier ("LEC") refers to any exchange telephone company.

Marketing Message -

     An invoice printed promotional, informational, or legally required communication from Telco to its customers. Messages are printed on standard Telco invoices for any given month and occupy the customer information section in Telco's bill page(s).

Message Provisioning -

     The division of recorded messages from the billing process for the purpose of providing these messages to an outside party. Message provisioning rates are applied on a per-message basis.

MTS Rating (Message Processing) -

     Message Telephone Service (MTS) rating is defined as the computing of applicable charges for each customer message based on the schedule of end user rates as provided to United by Telco.

Network Data Mover (NDM) -

     A communication protocol used to transfer data files.

NPA -

     Assigned three-digit code containing an "O" or "1" as the second digit, which normally represents a large geographical area if part of a dialable telephone number. If part of a nondialable telephone number (card, mobile, ship-to-shore) it will be a fictitious number assigned by the company. Also known as area code.

NXX -

     An assigned three-digit code which normally represents a local phone company central office switch if part of a dialable telephone number. If

                                                                        11/12/93

Article VIII - Attachment A
Billing and Collection Services

     part of a nondialable telephone number (card, mobile, ship-to-shore), it will be a fictitious number assigned by the company. Also known as exchange.

Order of Magnitude ("OM") -

     The OM represents a request from Telco to obtain a high level programming charge estimate for a specific system enhancement request. The high level estimate shall be used by Telco to determine the feasibility of pursuing the enhancement through a time and cost request and does not constitute a price commitment on the part of United.

Program Development -

     A request by Telco to United for specific system enhancements, as procedurally defined in Attachment C.

Promotions -

     Opportunities for customers to receive certain discounts and/or special rates based on Telco's qualifying criteria.

Promotional Message -

     A message placed on the invoice of Telco's customer providing information relative to a Telco's promotion. It differs from a marketing message in that it can contain both static and dynamic data.

Recording Services -

     Recording service includes recording, assembly and editing, and provision of recorded customer message detail. Recording is provided twenty-four (24) hours a day, seven (7) days a week.

Revenue Accounting Office (RAO) -

     A standard designation of a local phone company. Used in conjunction with EMI and CARE to identify the specific phone company who sent or shall receive given transactions. A large company may have multiple data centers or divisions within the company with different RAOs.

Taxes -

     All taxes, including local, state, federal, excise and any other applicable surcharge that may be applied to Telco's services.

Time and Cost Estimate -

     The function undertaken by United for the projection of man hours, time lines and costs for the design, programming, testing and implementation of the Telco requested system enhancement.

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

Article VIII - Attachment A
Billing and Collection Services

Treatment Services-

     The various activities involved in pursuing collection from a customer whose account is in arrears. May include, but is not limited to, letters, phone calls and collection agency involvement.

Uncollectible-

     Uncollectible is defined as the end user Telco bad debt revenue losses resulting from failure of the end user to pay legally earned service revenues which United has written off as uncollectible after rendering a final bill.

Uncollectible True Up-

     The settlement of actual collected monies from previous cycles which were determined to be collectible or uncollectible, depending on the circumstance. May be a positive adjustment for recoveries in excess of previous net write-off reduction or a negative one for write-offs greater than previously reported.

Working Telephone Number (WTN)-

     The actual recording telephone number assigned to a particular phone for service may or may not be the number receiving the bill (billing telephone number (BTN)). Also known as recording telephone number (RTN).

Write-off-

     A financial function of moving a customer who is uncollectible from active accounts receivable to an uncollectible status. These dollars then become trackable for tax purposes as part of the company's profit/loss.

                                                                        11/12/93

Article VIII - Attachment B
Billing and Collection Services

                                 ATTACHMENT B

                                      TO

                                 ARTICLE VIII

                       STANDARD BILLING AND COLLECTION

                             OPERATING PROCEDURES



                                                                        11/12/93

Article VIII - Attachment B
Billing and Collection Services

                                 ATTACHMENT B
                        STANDARD BILLING AND COLLECTION
                             OPERATING PROCEDURES

                               TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
     Billing and Collection Functional Services                              1

A.   Procedures for End User Contacts, Inquiries and Billing
     Adjustments                                                            10

     Exhibit A-1 End User Contact Procedures for Customer/Inquiry
     and Billing Adjustment                                                 12

B.   Procedures for Provision of Billing Analysis Services                  14

C.   Transmission or Tape Delivery Procedures                               16

     Exhibit C-1 Tape Transmittal Form                                      19
     Exhibit C-2 Telco Contact Procedures                                   20
     Exhibit C-3 Telco Message Processing Guidelines                        21

D.   Invoice Formats                                                        22

E.   Settlement and Payment Procedures                                      23

     Exhibit E-1 Purchase of Accounts Receivable (PARS)                     27
     Exhibit E-2 PARS Statistical Report Calculations                       28
     Exhibit E-3 Monthly Payment Due Date Calculations                      29

F.   Provisions for Uncollectibles                                          31

G.   Auditing Procedures                                                    33

H.   Bill Messaging Procedures                                              34

I.   Bill Insert Procedures                                                 36

J.   United/Telco Contacts                                                  40

     Exhibit J-1 Telco Contacts                                             41
     Exhibit J-2 United Contacts                                            42


                                                                        11/12/93

Article VIII - Attachment B
Billing and Collection Services

                  BILLING AND COLLECTION FUNCTIONAL SERVICES

A.  Recording

    1. Recording is the recording of the details of Telco messages.

    2. Recording is the entering on magnetic tape or other acceptable media the details of Telco messages originated through switched access service for which answer and disconnect supervision has been received. Recording is provided twenty-four (24) hours a day, seven (7) days a week.

    3. United will provide recording in association with the offering of Feature Group D switched access service for customer messages that can be recorded by United-provided automatic message accounting ("AMA") equipment.

    4. United will provide recording in its operating territory. This service will be provided on an end office basis and for Feature Group D switched access service on a type of call basis.

    5. As ordered by Telco, United will record Telco's messages that are originated by the customer in the United service area. The recording equipment will be provided at locations selected by United.

    6. United recording of Telco's message detail will be handled on existing as well as new AMA systems.

    7. United recorded message detail shall be in accordance with the standard AMA definition for a given recording device.

    8. Charges rendered to Telco for recording performed by United may be rendered only for completed calls originated by the Telco customer.

    9. Telco will provide such signals as may be required for the proper operating of United's AMA equipment used to perform the detail recordings.

   10. Telco's message data determined to be lost, damaged or destroyed as a result of a United recording failure will be recovered by United at no charge. In the event the data cannot be recovered by United, United will estimate the messages and associated revenue based upon the method described in subsection A 10.3. This estimate will be used to adjust the amount due Telco.

       10.1 Partial Loss - United shall review its daily controls to determine if data has been lost. When it is known that there has been a partial loss, actual message and minute volumes shall be reported, if possible. Where actual data area is not available, a full day shall be estimated for the recording entity, e.g.,

                                       1
                                                                        12/15/93

Article VIII - Attachment B
Billing and Collection Services

            recorder group, DMS office, OSPS base unit. The partial loss is then determined by subtracting recorded data from the estimated total day business.

       10.2 Complete Loss - Estimated message and minute volumes for each loss consisting of an entire AMA tape lost in transit, lost after receipt, degaussed before processing, received blank or unreadable, etc., shall be reported.

       10.3 Estimated Volumes - From message and minute volume reports for the entity experiencing the loss, United shall secure message/minute counts for the four (4) corresponding days of the weeks preceding that in which the loss occurred. United shall then compute an average of these volumes. Messages and associated minutes will be separated between interstate, intrastate and international. United shall apply the appropriate average revenue per message ("ARPM") to estimated message volume to arrive at the estimated loss revenue. If Telco is performing any billing, Telco shall participate in establishing the ARPM.

            Exception:

            1. If the day of loss is not a holiday but one (or more) of the preceding corresponding days is a holiday, use additional preceding weeks in order to procure volumes for four (4) nonholidays.

            2. If the loss occurs on a weekday which is a holiday (except
               Christmas), use volumes from the four (4) preceding Sundays.

            3. If the loss occurs on Mother's Day or Christmas, use volumes from that day in the preceding year (if available).

11. United will provide recording to maintain a performance level consistent with United's service measurement criteria.

12. Recording provided to Telco by United is an auditable component of billing and collection services as defined in the principal agreement.

13. Charges rendered to Telco by United for recording are set forth in the recording services rate element specified in Exhibit B and any applicable tariffs.

    B. Assembly and Editing

       1. Assembly and editing is the aggregation of the recorded Telco message details to create individual messages and the verification that the data required for rating is in a mutually agreed upon EMI format and on a mutually agreed upon time schedule.

                                       2
                                                                        12/15/93

Article VIII - Attachment B
Billing and Collection Services


2. Assembly and editing will be performed by United on all United recorded messages regardless of the recording technique used according to the processing schedule established by United.

3. Editing processing will be performed by United for Telco messages according to current United's editing procedures.

4. Telco message data failing the assembly and editing process will be corrected by United in accordance with existing United procedures.

5. Charges rendered to Telco by United for assembly and editing may be rendered only for completed calls originated by a Telco customer.

6. United will, at the option of Telco, provide Telco with assembly and editing output data. The data will be provided in a mutually agreed upon EMI format and on a mutually agreed upon time schedule.

7. Provision of Telco's message detail is the provision of magnetic tapes containing the assembled and edited Telco message detail and, when required by Telco, sorting the message detail and data transmitting the assembled and edited Telco message detail to Telco. The recorded detail will be available to Telco according to a mutually agreeable time schedule.

8. Telco message detail determined to be lost, damaged or destroyed as a result of a United assembly and editing processing outage will be recovered, if possible, by United. In the event this data cannot be recovered by United, United will estimate the messages and associated revenue based upon parameters defined in Section A-10. This method will be applied on a consistent basis, subject to modifications agreed to by United and Telco. This estimate will be used to adjust the amount due Telco.

9. In the event Telco requests data that has previously been successfully provided by United, the data will be reprovided to Telco at a charge. In addition, reprovisioning of data, if available, to Telco due to United's malfunction shall be performed by United at no charge to Telco.

10. United will provide assembly and editing to maintain a performance level consistent with United's service measurement criteria.

11. Assembly and editing provided to Telco by United is an auditable component of billing and collection services.

                                       3
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

Article VIII - Attachment B
Billing and Collection Services

       12. Charges rendered to Telco by United are included in the recording services rate element specified in Exhibit B and any applicable tariffs.

C. Rating

   1. United will provide message rating services for Telco's messages. Rating of Telco's messages is the computing of applicable charges for each Telco message based on the Telco schedule of rates.

   2. Telco messages to be processed may be Telco messages from United's recording service or other Telco messages furnished by Telco.

   3. A record of Telco's call detail is required to provide message rating service. Where Telco requests United to provide recording service, those recorded details will be used as the input. Where Telco provides the call details, the records shall be in the mutually agreed upon EMI format and delivered to the location specified by United.

   4. United will develop Telco's schedule of rates into a rating process on a mechanized or manual basis as appropriate.

   5. Changes in the rate structure for Telco services to be billed may require a change in the rating program and/or procedures. The conditions and the period of time required to make such changes will be determined on an individual order basis. Program development charges will apply to designing, developing, testing and maintaining the necessary program changes.

   6. In the event Telco requests United to implement rating changes under an accounting order pending final approval, the charges for this record keeping function will be determined on an individual case basis.

   7. When United provides message rating services for Telco's messages that will be distributed to another LEC for billing purposes, United shall also include local and/or state taxes on the same basis it rates its own messages for this revenue as part of the message rating service provided for Telco.

   8. Telco's messages that United processes that cannot be rated in accordance with Telco's rate schedule will be investigated by the CTI unit in the United operating entity and disposed of in a manner consistent with the handling of United's messages.

   9. Telco's message detail determined to be lost, damaged or destroyed as a result of a United rating processing outage will be recovered, if possible, by United. In the event the data cannot be recovered by United, United will estimate the messages and associated revenues

                                       4
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

Article VIII - Attachment B
Billing and Collection Services



       based upon the parameters defined in Section A.10. This method will be applied on a consistent basis, subject to modifications agreed to by United and Telco. This estimate will be used to adjust the amount due Telco.

   10. United will provide rating to maintain a performance level consistent with United's service measurement criteria.

   11. Rating provided to Telco by United is an auditable component of billing and collection services as defined in Section VI (B) of the principal agreement.

   12. Charges rendered to Telco by United are included in the rating element specified in Exhibit B and any applicable tariffs.

D.  Message Data Transmission

    1. United will provide message data transmission to Telco as described in subsections (A) and (B) below. This service will consist of the transmission of rated or unrated Telco message data (including adjustment data):

       A. From one United location to another location in United for billing or subsequent transmission.

       B. To a location specified by Telco.

    2. United will maintain tracking data based upon "received from" and "sent to" entity locations.

    3. Telco message data determined to be lost, damaged or destroyed as a result of a message data transmission processing outage will be recovered by United at no charge. In the event the data cannot be recovered by United, United will estimate the messages and associated revenues based upon parameters defined in Section A-10. This method will be applied on a consistent basis, subject to modifications agreed to by United and Telco. This estimate will be used to adjust the amount due Telco.

    4. In the event Telco requests data that has previously been successfully provided by United, the data, if available, will be reprovided to Telco at a charge.

E.  Bill Rendering

    1. United will provide bill rendering to Telco for those customers for which United establishes an account on behalf of Telco, maintains an account and has Telco usage or a balance due Telco. Rendering of bills is the preparation and mailing of statements of the amounts due from the customer for customer message billed services.

                                       5
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

Article VIII - Attachment B
Billing and Collection Services

    2. United will bill rated Telco messages to the appropriate customer accounts. United will bill to a customer other Telco message-billed service charges, such as time and rate charges and subscription charges when it receives an order for such services from Telco. Other Telco message-related charges, such as directory assistance, will be billed to the customer based on Telco's message data received from rating service or from Telco. United will make adjustments to customer balances due as a result of the credits authorized by Telco.

F.  Payment and Remittance Processing

    1. United will provide payment and remittance processing services for all customers for which United provides bill rendering for Telco. Payment and remittance processing includes the receipt of customer payments for Telco charges and the maintenance of balances for all customers for which United provides bill rendering for Telco.

    2. United will apply all customer payments to a single balance due on a customer account. Customer specified application of payments will not be permitted except where mandated by a state commission.

    3. Telco adjustment transactions will be processed by United against a single balance due on a customer account.

    4. United will provide payment and remittance processing to maintain a performance level consistent with United's service measurement criteria.

    5. Payment and remittance processing provided to Telco by United is an auditable component of billing and collection services as defined in
       Section VI (B) of the principal agreement.

    6. Charges rendered to Telco by United for payment and remittance processing are included in the bill rendering rate element specified in Exhibit B and any applicable tariffs.

G.  Treatment

    1. United will provide treatment services in an attempt to control or collect appropriate outstanding balance due amounts for high current toll or previously billed customer charges.

    2. United will perform treatment services for Telco consistent with the treatment of United's charges and regulatory requirements.

    3. The treatment provided to Telco by United is an auditable component of billing and collection services as defined in Section VI (B) of the principal agreement.

                                       6
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

Article VIII - Attachment B
Billing and Collection Services

    4. Charges rendered to Telco by United for treatment services are included in the bill rendering rate element specified in Exhibit B and any applicable tariffs.

H.  Denial of Service

    1. United will provide denial of service, restricting customer access to the network in cases of insufficient payment where not prohibited by law or regulation.

    2. United will determine the necessity for denying customer access by a United procedure consistent with regulatory requirements.

    3. The procedures used by United to determine denial status will utilize a single balance due amount consistent with regulatory requirements.

    4. United will make a good faith effort to notify Telco of a pending service denial on an account which, in the view of United's employees, may be a sensitive account to Telco. This notification is expressly for the purpose of alerting Telco to the financial jeopardy of the account in order that appropriate action may be taken by Telco to protect their financial interests. The contact will be made by telephone to the Telco office which normally interfaces with the United operating entity. The previously defined steps will in no way alter the United treatment of this account. United will provide positive notification prior to denial on any accounts specified in writing by Telco.

    5. Denial of service provided to Telco by United is an auditable component of billing and collection services.

    6. Charges rendered to Telco by United for denial of services are included in the bill rendering rate element specified in Exhibit B and any applicable tariffs.

I.  Collection

    1. Collection procedures will be utilized by United to obtain past due customer revenue owed to Telco. These activities will begin following unsuccessful treatment and writing off an account or a portion of the account as uncollectible and shall include referral of the account to an outside collection agency.

       1.1 Amounts collected by United or its agent shall be shared between United and Telco based on an apportionment of the actual United and Telco billed revenues, except where otherwise required by a regulatory agency. Outside collection expenses associated with the recovery of customer amounts actually collected shall be allocated between United and Telco based on the amounts actually recovered and allocated to United and


                                       7
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

Article VIII - Attachment B
Billing and Collection Services

           Telco. These outside collection expenses will appear on the next billing and collection invoice rendered to Telco following recovery of these amounts. Outside collection activities may be performed by United or an outside collection agency.

       1.2 United will utilize the same steps and procedures to collect Telco charges as it does on its own behalf in collecting its own accounts.

       1.3 Telco will be provided reasonable notice in advance of any material changes to the United collection procedures which might affect Telco accounts.

     2. Collection procedures of United shall be provided in a manner consistent with all valid regulatory requirements and laws.

 J.  Customer Bill Format

     1. An integrated bill with charge elements for both United and Telco will be implemented by United. All charges will be considered owed to United and will be reflected in one (1) total balance due.

        United will review the requested bill format items as referenced in this section, but not necessarily limited to these items, and reserves the right to either reject or implement format changes. United will consider implementation of each of the requested items contingent upon the following:

        a. Bill size (i.e., number of pages),

        b. Readability of the bill,

        c. Potential for customer confusion as a result of the changes,

        d. Mutual agreement of any changes,

        e. Approval of appropriate program development changes,

        f. Existing software and hardware capabilities, and

        g. The interests of United and other IXC customers.

     2. Telco's corporate logo shall be displayed on Telco pages of the customer bill according to Telco's specifications or as mutually agreed to by the parties. "Telco" shall be printed on each detail page as well as on the subtotaled line showing total Telco charges. Any changes will be made according to terms and conditions separately negotiated.

     3. The integrated bill will contain one (1) payment document with one (1) total amount due and one (1) return envelope.

                                       8
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

Article VIII - Attachment B
Billing and Collection Services

      4. Entries will be assembled by entity, i.e. United, Telco and IXC charges but not necessarily in that order.

      5. When requested by Telco and to the extent not prohibited by applicable law, rule or regulation, Telco billing inquiry account contact numbers will be displayed on the appropriate page of the customer bill on terms and conditions separately negotiated.

      6. Where charges for multiple entities are contained on the bill, bill details for Telco will begin on a new page. The last page of Telco details on the bill will not include entries for any other entity.

      7. Telco charges will be subtotaled separately from all other long distance charges with the exception of OCPs.

      8. Charges rendered to Telco by United for customer bill format are included in the bill rendering rate element specified in Exhibit B and any applicable tariffs.

                                       9
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

Article VIII - Attachment B                                            Article A
Billing and Collection Services



                                   SECTION A
                       PROCEDURES FOR END USER CONTACTS,
                       INQUIRY, AND BILLING ADJUSTMENTS

 I.  End User Inquiries

     A. Where United provides end user inquiry services, these services will be comprised of accepting and resolving end user inquiries or claims regarding the billing of MTS and MTS-like services. The inquiry services will include the adjusting and message investigation of charges billed to Telco's end user.

     B. United's representatives will use existing operating procedures while performing end user inquiry services (Exhibit A-1).

     C. For the purpose of this Agreement, all references herein to the terms "adjustment" or "adjusting" shall be defined as removal of a toll from an end user's bill and return of that toll to Telco after investigation has been completed and it has been determined that the toll message cannot be rebilled.

II.  Direct Referrals

     A. Certain situations will require that end user inquiries or claims be directly referred to Telco. Unless otherwise agreed, the following inquiries must be referred directly to Telco.

     A.1 A request to speak directly to a specific representative or position, e.g., president, vice president of Telco. For example, an end user calling a United representative with such a request would be advised that Telco has provided a special number for the handling of such inquiries or requests. The end user would then be referred to the appropriate number.

     A.2 A request to establish, change, or discontinue a service offered by Telco.

     A.3 An inquiry about special promotions or specific service programs when prior arrangements have been made between United and Telco for the handling of such inquiries. For example, an end user calling a United representative and inquiring if Telco plans to increase the number of days on which reduced rates are offered, e.g., Mother's Day, Father's Day, etc. or if Telco plans to offer optional calling plans/special promotions.

     B. For end user convenience and employee contact time efficiencies, United and Telco will limit the quantity of telephone numbers used for the end user referral process. Telco's telephone referral numbers will be made available to all of United's end user contact employees.

                                      10
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

Article VIII - Attachment B                                            Section A
Billing and Collection Services



III.  United and Telco

      A. In order to minimize end user dissatisfaction and expedite the resolution of service and adjustment claims, United and Telco will establish appropriate lines of communication to address specific nonroutine situations (Section J).

 IV.  End User Adjustments

      A. United will be responsible for contacts and arrangements with Telco's end users concerning the adjustments and message investigation of Telco's charges.

      B. United's existing toll claim procedures will be used to resolve toll claims and inquiries. The same procedures used by United for its own charges will be used for Telco's charges (Exhibit A1).

      C. Toll adjustments will be reflected by carrier on the payment and adjustment line of the detail page for payments and adjustments. The total amount due will be derived from United and various carrier subtotals that represent the end user's monthly telephone charges. Credit balances will net against the end user's total amount due shown on the summary page.

  V.  Centralized Toll Investigation

      A. United will use existing centralized toll investigation procedures to resolve pre and post bill processing problems, inquiries or claims.

      B. Prebilling errors, e.g., NXX transposition errors, prevent toll message data from billing directly to the end user's account. The centralized toll investigation unit, in accordance with United's parameters established for such investigations will, when possible, correct and resubmit the toll message data for billing.

      C. If United's end user contact representative is unable to satisfy the end user's post billing inquiry or claim due to the need for additional information, the end user will be advised of the appropriate amount to deduct and the claim will be forwarded to the centralized toll investigation unit for resolution. United will, within available investigative parameters, take all action required to properly bill the call, i.e. obtaining customer name and address (CNA) information (if Telco provides United an appropriate CNA ID number), listings and returns, calling the distant party, etc.

      D. Toll message charges including adjustments for rejects, unbillables, post billing adjustments and uncollectibles will be supported with call detail and will be returned to Telco in accordance with Section C of these procedures.

                                      11
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

Article VIII - Attachment B                                          Section A
Billing and Collection Services                                      Exhibit A-1

                        END USER CONTACT PROCEDURES FOR
                    CUSTOMER/INQUIRY AND BILLING ADJUSTMENT


  I.  Purpose

      The purpose of this procedure is to document the responsibilities of the parties in handling end user customer inquiry and adjustments to billed messages. These procedures will generally be followed by United.

 II.  General

      A. These procedures reflect United's general practices for inquiry and adjusting end user accounts for toll rating problems or end user toll denial claims.

      B. Toll adjustments will be reflected by carrier on the payment and adjustment line of the detail page for payments and adjustments of the end user's bill.

      C. The total amount due will be shown on the summary page and is derived from United and other carrier subtotals. Credit balances will net against the end user's total amount due shown on the summary page.

III.  Billing Adjustment Procedures

      A. The current toll adjustment will be utilized to credit an account as a result of a toll dispute and to transmit information to United's centralized toll investigation (CTI) group as an aid in their investigation process.

      B. An adjustment will be prepared when an end user customer contacts United, disputes a charge and through preliminary investigation it is determined the dispute is valid.

      C. If the dispute involves the amount charged for the toll or the number of minutes billed, United will credit the full amount of the toll and rebill the corrected amount on the next bill. Uncollected, unbilled and post billing adjustment messages will be returned to Telco on a monthly basis.

      D. If the end user customer claims a wrong number was reached or a call was not completed, the following criteria will apply:

         D.1 If the call is two (2) minutes or less and a subsequent call to a similar number does not exist, an attempt will be made to sustain the call. If unable to sustain the call, an adjustment for the full amount of the toll will be prepared.

         D.2 If the call is two (2) minutes or less and a subsequent call to a similar number exists, the end user customer's claim will be

                                      12
                                                                        12/15/93

Article VIII - Attachment B                                          Section A
Billing and Collection Services                                      Exhibit A-l



             substantiated and an adjustment for the full amount of the toll will be prepared.

         D.3 If the call is over two (2) minutes, United will discuss with the end user customer that the number of minutes indicates the call was completed. If unable to sustain, an adjustment for the full amount of the toll will be processed by United.

      E. If the end user customer claims a cut-off or poor transmission, an adjustment will be prepared.

      F. If the end user customer denies all knowledge of a call, the following criteria will apply:

         F.l Stress the accuracy of the equipment if the call is direct distance dialed (DDD).

         F.2 Ask if other end user customers in the household/business might have made the call.

         F.3 Question the possibility of visitors or unusual circumstances prompting the necessity of the call.

         F.4 Check the listing of the distant number if within the local operating company area. If outside the local operating company area, the customer name and address bureau (CNA) will be contacted if end user customer requests listing.

         F.5 If unable to sustain through preliminary investigation, an adjustment for the full amount of the toll will be prepared. Under United's existing parameters for carrier billing services, United will immediately write-off calls which meet its current criteria for automatic write-offs (see note). A11 other calls will be forwarded to CTI for investigation.

         NOTE: The exception process to determine whether a call(s) will undergo automatic write-off is four dollars (S4.00) for one (l) call, and eight dollars (S8.00) for a combination of calls. Calls not meeting this criteria will be forwarded to CTI for investigation.

                                      13
                                                                        12/15/93

Article VIII - Attachment B                                            Section B
Billing and Collection Services



                                   SECTION B
             PROCEDURES FOR PROVISION OF BILLING ANALYSIS SERVICES

  I.  Billing Analysis

      A. United's centralized toll investigation and security groups will provide detection, investigative and deterrence services to assist in the effort to prevent and control billing evasion activities such as toll fraud.

 II.  Detection Services

      A. Upon written request from Telco and within existing guidelines, United will provide detection services by providing the equipment necessary to identify and collect information on billing evasion activities, i.e., detection of equipment which would permit the fraudulent bypass of toll recording equipment.

      B. Reports of detection service results will be provided at the written request of Telco's authorized representative and will remain the property of United.

      C. Telco will authorize detection services on an individual, end user basis. Charges for United's provision of detection service are listed in Exhibit B to Article VIII. United will obtain approval from Telco's security representative prior to initiating a case.

      D. Detection reports produced by United will be secured, protected and reviewed only with those with a need to know and delivered to Telco's representative in a mutually agreeable manner on a mutually agreeable schedule.

      E. The detection service report will include, for a signaling irregularity observed, the following:

         E.1 The calling NPA and telephone number (i.e., XXX-NXX-XXXX),

         E.2 The called number (i.e., country code, NPA and telephone number recorded by telephone company billing equipment) if available,

         E.3 Signaling irregularity data, including set up number where appropriate,

         E.4 The holding time of the call if available, and

         E.5 The time and date of the call if available.

                                      14
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

Article VIII - Attachment B                                           Section B
Billing and Collection Services



III.  Investigative Services

      A. United will provide investigative services for the collection of evidence to document billing evasion activities, prepare identification reports and affidavits, preserve evidence, supply expert witness analysis and testimony and coordinate services where appropriate. Charges for United's provision of investigative service(s) are listed in Exhibit B to Article VIII. United will obtain approval from Telco's security representative prior to initiating a case.

      B. As a function of investigative services, United will analyze suspected fraud referrals to ascertain:

         B.1 That referral criteria have been met. Referral criteria will be mutually agreed upon by Telco and United.

         B.2 That a bill fraud situation is represented by a referral.

         B.3 That investigation of the referral might lead to some form of deterrence.

 IV.  Deterrence Services

      A. United will provide deterrence services for contacting and interviewing parties identified in billing evasion activities, the recovery by legally authorized personnel of devices or materials used in billing evasion activities, the service review for possible suspension of service over access lines identified in billing evasion activities and publicity assistance in publicizing billing evasion deterrence. Charges for United's provision of deterrence service(s) are listed in Exhibit B to Article VIII. United will obtain approval from Telco's security representative prior to initiating a case.

      B. United and Telco will designate and identify authorized representatives who will be responsible for protecting the information provided by United.

  V.  General

      A. United will not prematurely terminate detection, investigative or deterrence services as ordered by Telco if United begins to incur costs for services which are not specifically described in the access service tariffs or have not been previously anticipated or defined. Instead, United may, on a per-case basis, charge up to two hundred dollars
         (S200) miscellaneous expenses without concurrence from Telco within the limits of the contract. For miscellaneous expenses over two hundred dollars (S200), United must obtain concurrence from the authorized representative of Telco. Billing documentation will be provided to Telco for approved miscellaneous expenses.

                                      15
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

Article VIII - Attachment B                                            Section C
Billing and Collection Services

                                   SECTION C
                   TRANSMISSION OR TAPE DELIVERY PROCEDURES


  I.  Purpose

      The purpose of this procedure is to document the responsibilities of the parties in transmitting data.

 II.  Transmission Medium

      For the purpose of exchanging message detail, summary records and other pertinent data files, United and Telco shall use the network data mover
      (NDM) communication protocol, magnetic tape or other transmission medium, which may include paper, that may become available and as mutually agreed to in writing by both parties. In all instances, magnetic tape shall be the backup medium.

III.  Responsibilities of Telco

      A. Telco will directly send or arrange to provide to United via the agreed to transmission medium, messages in the industry standard Exchange Message Interface (EMI) format. All transmissions will contain a unique obligation ID (serial number). A tape transmittal form, Exhibit C-1, will accompany all tapes.

      B. Telco agrees not to transmit erroneous or other message detail that Telco knows would result in adverse end user customer reactions. Telco agrees not to transmit messages occurring more than one hundred eighty
         (180) days prior to the transmittal date, except where law or regulation dictate otherwise. Telco also agrees not to transmit any messages that have been previously billed to end user customers and were determined to be uncollectible.

      C. Telco is responsible for providing United contact names, mailing addresses and telephone numbers for confirmation of communications between United and Telco as required in Exhibit C-2, Contact/Procedures for Transmissions. Telco also agrees to provide United the same detail with respect to the return of messages that United cannot reasonably bill to end user customers. Such contacts may be changed as required by Telco with thirty (30) days advance written notification.

      D. Telco agrees to maintain copies of message transmissions for a period of ninety (90) days and will provide United copies of this detail upon request and without charge in the event transmissions are lost, damaged or otherwise cannot be processed by United.

      E. United reserves the right to provide payment on certain messages instead of billing the end user customer. Such use of this option will normally occur when an end user customer is presubscribed to Telco and


                                      16
                                                                        12/15/93

Article VIII - Attachment B                                            Section C
Billing and Collection Services


         calls one of United's customer service offices. United, in such instances, may pay the charges to Telco on behalf of the end user customer.

 IV.  Responsibilities of United

      A. United agrees to act in accordance with industry standards regarding the acceptance, processing and communication with Telco in the handling of current types of message data processed. New requirements will be addressed via the PON process.

      B. United agrees to process message transmissions within three (3) business days of receipt.

      C. Receipt/Processing Confirmation

         C.1 Upon receipt of a message transmission, United agrees to provide confirmation of receipt to Telco within one (1) business day or receipt.

         C.2 United agrees to confirm the processing of message transmissions within five (5) business days after successful completion of message processing providing the following information:

             - Telco's carrier code
             - Telco's carrier transmission identification
             - Total messages and revenue as found on the batch record
             - Total messages and revenue accumulated from the message detail
             - Total misdirected messages and revenues

      D. In the event that United is unable to process such transmission, United agrees to inform Telco of the reason the transmission could not be processed. In situations where the accumulated messages and revenues, per the message detail records, disagree with the control totals on the trailer record, the accumulated messages and revenue from the message detail will prevail. No accounting for these differences other than the written confirmation provided in this subparagraph shall be submitted to Telco.

      E. United will be responsible for rejecting and returning to Telco any transmissions that contain errors in excess of United's error threshold. United will provide verbal notice to Telco in the event such transmissions cannot be processed. Notification will be provided to Telco's contact specified in Exhibit C-2. Telco agrees to accept such returned transmissions and no liability shall attach to United under the terms of this Agreement.

      F. United will be responsible for returning to Telco any messages that cannot reasonably be billed. Such messages will be returned via paper or other mutually agreed to medium within thirty (30) days or less of

                                      17
                                                                        12/15/93

Article VIII - Attachment B                                            Section C
Billing and Collection Services


         the initial system processing entry date. Telco agrees to accept such returned messages and no liability shall attach to United under the terms of this Agreement.

      G. United will be responsible for the posting of Telco messages to the end user's records. In the event an end user customer cannot be located on United's records, United will be responsible for continued efforts to post such messages (recycling) for the same period of time that United recycles its own messages. Messages that cannot be posted to a United customer account may be returned to Telco and no liability shall attach to United under the terms of this Agreement.

      H. Any transmission received from Telco which is determined to be unreadable, contain bad data of which no portion can be processed by United's billing systems, and/or otherwise damaged, will be returned to Telco for recovery. United will not be held liable for transmissions received in this condition.

      I. Telco message detail determined to be lost, damaged or destroyed as a result of United's processing will be recovered, if possible, by United. In the event the data cannot be recovered by United, United will request a back-up transmission from Telco. Telco will be required to maintain back-up tapes for ninety (90) days from original transmission to United. After ninety (90) days from original transmission, if the back-up tape cannot be provided or is unusable, then United will estimate the messages and associated revenues based upon known values, using a method which is mutually agreeable to Telco and United. This method will be applied on a consistent basis subject to modification agreed to by Telco and United. This estimate will be used to increase the amount due to Telco and the amount due United for billing and collection.

      J. All tapes once received and processed by United will be disposed of at United's discretion.

      K. United will pursue, upon request of Telco, the implementation of processing capabilities for Bellcore EMI industry standard formats that are not currently accepted by United. Telco's responsibility relative to compensation to United for this development effort will be dependent, at United's sole discretion, upon the market requirements for this format.

      L. United will notify Telco prior to the implementation of any significant changes in processing or procedures which would affect Telco's messages. Such notification shall also include adopting changes to Bellcore EMI formats.

      M. See Exhibit C-3 for message processing guidelines for unbilled messages.

                                      18
                                                                        12/15/93

Article VIII - Attachment B                                          Section C
Billing and Collection Services                                      Exhibit C-1



                             TAPE TRANSMITTAL FORM

                         TELCO DEVELOPMENT GROUP, INC.

A copy of the form to accompany tape(s)

Date:  _________________________

Billing center approval:  _______________________

Tape Voucher         Obligation ID         Total Messages         Total Revenue
- ------------         -------------         --------------         -------------

______________       ______________        ______________         ______________

______________       ______________        ______________         ______________

______________       ______________        ______________         ______________

______________       ______________        ______________         ______________

______________       ______________        ______________         ______________

______________       ______________        ______________         ______________


Tapes should be processed in sequential order as listed above.

These tapes are being forwarded to: UNITED TELEPHONE COMPANY OF FLORIDA


Receipt Conformation:  ____________________ Date:  __________________


                                      19
                                                                        12/15/93

Article VIII - Attachment B                                          Section C
Billing and Collection Services                                      Exhibit C-2


                        TELCO DEVELOPMENT GROUP, INC.
                              CONTACT/PROCEDURES
                               FOR TRANSMISSIONS

  I.  Confirmation of Data Receipt/Processing;

      A. Data Receipt

         In the event of tape transmission, a signed and dated copy of the tape transmittal will be sent by facsimile to Telco within one (1) business day or receipt. When electronic transmission is used, the transmission medium will provide confirmation of receipt.

      B. Message Processing

         To be provided within five (5) business days after successful completion of message processing to Telco's confirmation representative specified in Section J.

 II.  Error Handling

      Report detailing rejected/errored messages will be mailed to Telco's confirmation representative as specified in Section J.

                                      20
                                                                        12/15/93

Article VIII - Attachment B                                          Section C
Billing and Collection Services                                      Exhibit C-3


                         TELCO DEVELOPMENT GROUP, INC.
                         MESSAGE PROCESSING GUIDELINES

Messages coming from Telco for bill processing must be packed with the 202203 and 202204 header and trailer as specified in the Exchange Message Interface
(EMI) specifications.

MISDIRECTED MESSAGES

Messages will be returned to Telco as misdirected if the following criteria are not met:

     A. The billing exchange is a United exchange or connecting company exchange.

     B. United must have accepted an order form pursuant to an agreement with Telco for billing services.

     C. Telco's carrier code must appear in the detail records and header and trailer records.

A misdirected message listing will be created for messages that do not meet the above criteria.

EDIT AND ERROR CODES

If the number of messages that reject exceeds the percentage that is set by United, the entire batch will not be accepted for further processing. United agrees to identify the reason for a rejected batch and notify Telco of the errors. It will be the responsibility of Telco to correct such errors and retransmit the entire batch to United.

UNBILLABLES

Messages for which no customer can be found will be returned to Telco. If agreed to with Telco, unbillable and denied messages that are under a specified dollar amount may be written off and not returned to Telco. Until United begins listing standard EMI return codes, United will provide return codes, descriptions and definitions to Telco.

DUPLICATES

Duplicate batches or records for unbilled messages will be automatically dropped from the system and will be returned to Telco via an agreed upon medium.


                                      21
                                                                        12/15/93

Article VIII - Attachment B                                            Section D
Billing and Collection Services


                                   SECTION D
                                INVOICE FORMATS


  I.  End User

      A. United will bill toll messages placed by the end user customers of Telco and forwarded to United by Telco for billing and collection activities.

      B. Telco's toll message data and charges will appear in standard detail, i.e. date call was made, place call made to, telephone number called, etc., and will be printed on United's bill stock paper.

      C. Telco will have its own separate page(s) for messages billed. Taxes applied to Telco tolls will be included in the "Summary of Taxes" section of the customer's bill.

      D. Telco understands that billing pages will be printed in ascending numerical order of carrier identification code. This order of presentation may be changed by United upon United's providing notice to Telco.

      E. A summary page will provide a single balance due for call carriers' tolls, presented with United's charges for local, equipment, directory and intraLATA services. Telco's toll detail will be subtotaled at the end of Telco's separate page detail.

      F. United will bill Telco's toll messages to end users in accordance with United's normal billing schedule.

      G. United will retain billed toll message data for the period of time consistent with applicable regulatory or legal requirements. Upon request and mutual agreement, United will retain billed toll message data longer than the applicable regulatory or legal requirements.

      H. Any costs associated with subsequent modifications to Telco's logo will be at Telco's expense and based on expenses incurred by United for facilitating the changes (ICB).

 II.  Telco

      A. United will bill Telco for services rendered under the terms of this Agreement or applicable tariff. Invoicing to Telco will be on a monthly basis unless otherwise mutually agreed to by United and Telco.

      B. Detail of the charges will be included on United's billing and collection invoice by specific rate element.

      C. Billing information will be segregated between interstate and intrastate.


                                      22
                                                                        12/15/93

Article VIII - Attachment B                                            Section E
Billing and Collection Services

                                   SECTION E
                       SETTLEMENT AND PAYMENT PROCEDURES

  I.  Purpose

      The purpose of this section is to document the procedures between the parties to this Agreement for the settlement of funds for billing and collection services.

 II.  General

      United will settle funds with Telco for messages as billed to end user customers. The net amount due will be determined by netting messages billed, applicable taxes, if any, and adjustments as set forth in III (B) below. United will also be entitled to withhold from funds due Telco a reserve for anticipated uncollectibles expected to be incurred from end user customers and to apply the incurred uncollectibles against such reserves when realized.

      United will reconcile quantity of messages received for rating from Telco's third party vendor to the number of messages resulting in rated messages or errors. United will also reconcile the rated message quantity and value of messages rated by United plus prerated messages received to payments and adjustments on a monthly basis. Adjustments for rejects, unbillables, post billing adjustments and uncollectibles will be supported by call level detail.

III.  Responsibilities of United

      A. United agrees to provide a purchase of accounts receivable statement, e.g., Exhibits E1 and E2, to Telco monthly.

      B. The purchase of accounts receivable statement shall include at a minimum the following information:

         Exhibit E-1 -
         ------------

         1. IXC - The name of the IXC to which the statement applies.

         2. Company - The name of the United company or group performing the services pursuant to this Agreement.

         3. Reporting Location I.D. - The four-digit code representing United.

         4. Date - The date the statement was prepared.


                                      23
                                                                        12/15/93

Article VIII - Attachment B                                            Section E
Billing and Collection Services

         5. Payment Date - See paragraph C below.

         6. Claim Number(s) - The number assigned to non-recurring claims.

         7. Billed Revenue - The amount of the associated end user billing.

         8. Bill Adjustments - The amount of the adjustments applied to end user customer bills for messages previously billed.

         9. Total Accounts Receivable - The amount of billed revenue net of billing adjustments.

        10. Uncollectible Bad Debt - The amount withheld by United representing an estimate of future anticipated uncollectibles.

        11. Late Payment Charge - The amount due Telco as a result of late payment by United.

        12. Amount Due IXC - The net amount due Telco.

        13. Certified Correct - The name and telephone number of the United person approving the statement.

        Exhibit E-2 -
        -----------

        14. Message Telephone Service - The number of messages, minutes and associated revenue billed to end user customers by sent paid (SP), third number (3#), credit card (CC), collect (COL) and coin paid
            (CNPD) categories which support the billed revenue totals (see B.7) shown on the first page of the statement.

        15. Other Toll Service Revenues - The number of messages, minutes and associated revenue billed to end user customers for other toll services (i.e., directory assistance) which support the billed revenue totals (see B.7) shown on the first page of the statement.

     C. Payment Procedures

        United will pay Telco the net amount due for the delivered messages it has purchased as described herein. The net amount due Telco will be remitted to Telco on a monthly basis.

        1. If such payment date would cause payment to be due on a Saturday, Sunday or a bank holiday, payment for the net amount will be due to Telco as follows:

        2. If such payment date falls on a Sunday or on a holiday which is observed on a Monday, the payment date shall be the first non-holiday day following such Sunday or holiday. If such payment date falls on a Saturday or a holiday which is observed on Tuesday, Wednesday,


                                      24
                                                                        12/15/93

Article VIII - Attachment B                                            Section E
Billing and Collection Services

           Thursday or Friday, the payment date shall be the last non-holiday day preceding such Saturday or holiday.

     D. Payment Date Calculation

        1. Monthly settlement with Telco shall be governed by the weighted payment date calculation method described below and as illustrated in Exhibit E3. The payment date calculation form shall be used to calculate a single monthly payment to Telco for the purchase of Telco's receivables. The calendar date shall be conveyed to United's treasury for payment of the amount due to Telco.

        2. The weighted payment due date calculation shall be based on United's end user billing cycle numbers. Telco shall be forwarded a copy of the monthly payment due date calculation form with the purchase of accounts receivable settlement statement.

        3. The payment due date calculation form provides backup information by company/state for the weighted settlement dates displayed on the monthly purchase of accounts receivable. The format has the following column headings.

           ID:    Reporting location identification number

           OTC:   Operating company code (i.e., UTF, UTS, etc.)

           YEAR:  Two-digit year (YY)

           MONTH: Two-digit month (MM)

           3.1 Column A: Bill Cycle - The two-digit billing cycle number as described.

           3.2 Column B: Net Amount Due - The net amount payable to Telco for the appropriate billing cycle activity.

           3.3 Column C: Weighted Amount - The weighted settlement amount. This is calculated by multiplying the Bill Cycle (Column A) by the net amount due (Column B).

           3.4 Line D: Total Net Amount Due The sum of all cycle subtotals for net amount due (Column B).

           3.5 Line E: Total Weighted Amount Due The sum of all cycle subtotals for weighted amount (Column C).

           3.6 Line F: Weighted Settlement Date The weighted settlement payment date used on the monthly purchase of accounts receivable. This date is calculated by dividing the total weighted amount (Line E) by the total net amount due (Line D).


                                      25
                                                                        12/15/93

Article VIII - Attachment B                                            Section E
Billing and Collection Services

               This result is truncated to a whole number. The resulting whole number represents the day in the following month when payment for the current monthly billing shall be made. This date shall be adjusted for holidays and weekends as set forth in this Attachment B. Section C forward.

        4. The monthly payment due date calculations, e.g., Exhibit E-3, shall be forwarded to the appropriate contacts as set forth in Section J for Telco no later than eight (8) calendar days after the last billing cycle included in the monthly settlement. A copy of the purchase of accounts receivable reports as set forth and illustrated as Exhibit E-1 shall be forwarded with the actual payment of the amount due unless payment is via electronic funds transfer (EFT). If payment is via EFT, then United shall clearly identify the appropriate purchase of accounts receivable statement associated with payment on the EFT notice.

      E. A late payment charge may be assessed by either Telco or United if payment receipt date is determined to be outside of the calculated due date. The late payment charge will be calculated by applying a late factor against the delinquent amount for the number of days from the payment due date until the actual payment receipt date. The late factor shall be 0.000590 per day, compounded daily or the highest interest rate (in decimal value) which may be levied by law for commercial transactions in the state in which the service is provided, whichever is lowest. Any late payment resulting from a bank error will not be subject to the late payment charge.

 IV.  Responsibilities of Telco

      A. Telco will be responsible for receiving the purchase of accounts receivable statement and notifying United within five (5) business days of receipt of any dispute relative to the payment date.

      B. Telco shall provide United the following information before United becomes liable for the submission of purchase of accounts receivable statements or any payments. Telco may change these contacts as needed with sixty (60) days advance written notification to United or shorter period if agreed to by both parties.

         B.1 Contact name, mailing address and telephone number for sending the purchase of accounts receivable statement.

         B.2 Contact name, mailing address and telephone number for mailing payments via check.

         B.3 Contact name and such other banking information as is necessary to effect wire transfers.


                                      26
                                                                        12/15/93

Article VIII - Attachment B                                          Section E
Billing and Collection Services                                      Exhibit E-1


For illustrative purposes only

     IXC:  ______________________________

                        PURCHASE OF ACCOUNTS RECEIVABLE

Company:                                      Date:
Reporting Location ID:                        Payment Date:
                                              Claim Numbers(s)

     Billed Revenue
        Interstate                            $
        Intrastate                            $
           Tax
              Federal                         $
              State and Local                 $

     Billing Adjustments
        Interstate                            $
        Intrastate                            $
           Tax
              Federal                         $
              State and Local                 $

     Total Accounts Receivable                $

     Uncollectible - Bad Debt
        Interstate                            $
        Intrastate                            $
           Tax
              Federal                         $
              State and Local                 $

     Unbillables
        Late Payment Charge                   $
        Amount Due IXC                        $

           CERTIFIED CORRECT:  _____________________

           TELEPHONE NUMBER:   _____________________


                                      27
                                                                        12/15/93

Article VIII - Attachment B                                          Section E
Billing and Collection Services                                      Exhibit E-2

For illustrative purposes only

IXC:______________________________________________

              PURCHASE OF ACCOUNTS RECEIVABLE STATISTICAL REPORT


Company:                                     Date:

Reporting Location ID:                       Payment Date:

                                             Claim Number(s):

- -------------------------------------------------------------------------------

                            MESSAGES    MINUTES    ADJUSTMENTS    BILLED
                            --------    -------    -----------    ------

Message Telephone Service:

_________________________

   Interstate                                      $
   SP                                                             $
   3#                                                             $
   CC                                                             $
   COL                                                            $
   CNPD                                                           $

   Intrastate                                      $
   SP                                                             $
   3#                                                             $
   CC                                                             $
   COL                                                            $
   CNPD                                                           $

   Other Toll Service Revenues:

   _____________________________

Interstate                                         $              $
Intrastate                                         $              $


                                      28
                                                                        12/15/93

Article VIII - Attachment B                                          Section E
Billing and Collection Services                                      Exhibit E-3

For illustrative purposes only

                    MONTHLY PAYMENT DUE DATE CALCULATIONS
                        PURCHASE OF ACCOUNTS RECEIVABLE



                                    (A)         (B)         (C)
                                   BILL      NET AMOUNT   WEIGHTED
ID     OTC     YEAR     MONTH      CYCLE        DUE        AMOUNT

____   ____    ____     _____      _____     $_________   $________

                                   _____      _________    ________

                                   _____      _________    ________

                                   _____      _________    ________

                                   _____      _________    ________

                                   _____      _________    ________

                                   _____      _________    ________

TOTALS                                        ________(D)  ________ (E)

        WEIGHTED SETTLEMENT DATE                                     _______ (F)


                                      29
                                                                        12/15/93

                                 Confidential Treatment Requested.  The redacted
                                   material has been seperatley filed with the
                                                  Commission

Article VIII - Attachment B                                          Section E
Billing and Collection Services                                      Exhibit E-3

For illustrative purposes only

                     MONTHLY PAYMENT DUE DATE CALCULATIONS
                        PURCHASE OF ACCOUNTS RECEIVABLE


                                (A)           (B)           (C)
                                BILL       NET AMOUNT     WEIGHTED
ID    STATE    YEAR    MONTH    CYCLE         DUE          AMOUNT

TX69   TX       90      05        01           (*)            (*)
                                  10           (*)            (*)
                                  15           (*)            (*)

      TOTALS                                   (*)(D)            (*)(E)

      WEIGHTED SETTLEMENT DATE                                    7 (F)

KS37   KS       90      05        01           (*)            (*)
                                  10           (*)            (*)
                                  15           (*)            (*)
                                  20           (*)            (*)

      TOTALS                                   (*)(D)         (*)   (E)
      WEIGHTED SETTLEMENT DATE                                    8 (F)



                                      30
                                                                        12/15/93

Article VIII - Attachment B                                            Section F
Billing and Collection Services


                                   SECTION F
                         PROVISIONS FOR UNCOLLECTIBLES

  I.  General

      A. Uncollectible is defined as the end user Telco bad debt revenue losses resulting from failure of the end user to pay legally earned service revenues and which United has written off as uncollectible after rendering the final bill.

      B. The uncollectible factor is designed to estimate an amount representing the uncollectible revenues United expects to be realized as uncollectible in future time periods. The factor is applied to the total amount of Telco service billed to end user customers, net of adjustments, as part of the purchase of accounts receivable process.

      C. The uncollectible factor is applicable only for services included in this Agreement.

 II.  Time Period

      A. The initial uncollectible factor will be established at the specific rate in effect and will be effective as of the date denoted in the applicable product offering attachment for provision of the B&C service. An uncollectible factor will be computed by United every study period thereafter based on United's uncollectible experience for all Telco messages billed by United. The new estimate for the ensuing true-up period will be the result of actual uncollectibles realized for the preceding period. Any difference between the estimated uncollected amount and the actual uncollectible amount for true-up period will be settled between the parties based on the true-up procedures below and included in the Uncollectible - Bad Debt calculations of Exhibit E-1.

III.  Uncollectible Factor Computation

      A. The uncollectible factor for anticipated uncollectibles will be determined by reviewing 100 percent of accounts that are written off as uncollectible by United for the preceding three-month period.

 IV.  Uncollectible True-Up

      A. If the uncollectible factors used between study periods produces a result that differs from realized uncollectibles, a true-up amount will be calculated and either withheld or remitted quarterly to Telco as appropriate.


                                      31
                                                                        12/15/93

Article VIII - Attachment B                                            Section F
Billing and Collection Services


  V.  Collection of Bad Debt Amounts

      A. Amounts collected by United or its agent following declaration of final bad debt on an account shall be shared between United and Telco based on an apportionment of actual United and Telco billed revenues, except where otherwise required by a regulatory agency.

      B. Collection expenses associated with the recovery of end-user amounts actually collected following declaration of final bad debt, shall be shared between United and Telco based on the percentage of the amounts actually recovered by the various service providers. These collection expenses will appear on the next Billing and Collection invoice rendered to Telco following recovery of these amounts.

                                      32
                                                                        12/15/93

Article VIII - Attachment B                                            Section G
Billing and Collection Services

                                   SECTION G
                              AUDITING PROCEDURES

  I. The purpose of this procedure is to document the responsibilities of the parties in monitoring the controls for services provided under this contract.

 II.  On-Site Audit

      A. United agrees to cooperate with Telco for purposes of performing an on-site audit of United's billing procedures as requested by Telco. United agrees to permit Telco to use independent auditors to perform audits on Telco's behalf. Such audits may not be performed at a frequency of more than annually unless agreed to by both parties. Should specific areas of potential discrepancy be identified by either party between formal audits, United and Telco will work in good faith to resolve such discrepancy.

      B. United will be responsible for the provision of office space to conduct such audit and will provide, for a fee, other office services as requested by Telco., e.g. source document copies, telephone, etc.

      C. United will not be required to produce such records beyond the scope of the services provided under this contract and will maintain as confidential information relative to similar services provided other interexchange carriers as well as United's financial data.

      D. Telco agrees to establish an audit period in writing forty-five (45) days in advance of the on-site visit. The notice of audit shall identify the date upon which it is requested to commence, the number of representatives, the subject matter of the audit, the period covered and the materials to be reviewed. Within fifteen (15) days of receipt of Telco's notice of audit, United may, for good cause, postpone the commencement of the audit for a period not to exceed sixty (60) days beyond the expiration of the forty-five (45) day notice period. If United elects to postpone the commencement date, it shall advise Telco in writing, indicate the need for the postponement and specify the postponed date for commencement. Upon completion of the on-site audit, Telco agrees to close such audit period from future audits relative to the specific subject matter of the audit and hold United harmless from any liability for control weaknesses not uncovered by Telco's auditors for that period.

      E. Telco agrees to provide United written notification of items uncovered by the audit and include a statement reflecting the release of liability for items not uncovered for the audit period.

      F. Telco's right to access information for audit purposes is limited to data not in excess of one (1) year in age. Once this period has been audited, specific subject matter of the audit for this period is unavailable for future audits.

                                      33
                                                                        12/15/93

Article VIII - Attachment B                                            Section H
Billing and Collection Services

                                   SECTION H
                           BILL MESSAGING PROCEDURES

  I. The purpose of this procedure is to identify the capabilities of the bill messaging product and associated responsibilities for the provisioning of this service. Each request for this service will be provided via the product development procedure as noted in Attachment C in Article VIII.

 II.  Product Description

      A. The bill message product provides the ability to place messages on Telco's bill page within the United customer's bill. The message product that is available is comprised of marketing messages which appear in Telco's customer information area of the bill. The customer information area is a section of the bill immediately following the long distance detail and can accommodate up to three (3) marketing messages totaling ten (10) lines of print, sixty-six (66) characters per line.

III.  Bill Message Capabilities

      A. A Telco message will be printed only when a customer bill page is produced for Telco. United will not produce a bill page simply for the purpose of printing Telco's bill message.

      B. Selectivity criteria is available to target messages to selected customer groups where the appropriate information is maintained in United's billing system(s). These selectivity parameters include the following:

         1) Adjustment activity
         2) PIC to Telco
         3) EMI message type
         4) EMI rate class
         5) EMI record type
         6) Length of toll call
         7) Total dollar value of billed toll
         8) Originating or terminating NPA/NXX
         9) Customer type - business, residence
        10) Jurisdiction - interstate, intrastate, international
        11) Toll connect time
        12) Service and equipment code, (i.e., one-party residential touch-tone customer)
        13) Optional calling plan
        14) Casual caller
        15) Calling card holders

     C. A maximum of five (5) selectivity criteria per message is available. For example, residential customers with international traffic, a

                                      34
                                                                        12/15/93

Article VIII - Attachment B                                            Section H
Billing and Collection Services

        calling card, adjustments and those who subscribe to an optional calling plan could be targeted. When more than one (1) criterion is used, only those customers meeting all criteria will receive the message.

     D. A maximum of three (3) messages will be accepted from Telco per bill cycle with all or any combination of messages appearing on a single customer's bill, provided the total number of lines does not exceed ten
        (10).

 IV.  Requirements/Content Criteria

      A. Messages must meet the size restrictions previously specified. All messages shall be provided by Telco to United for review thirty (30) days in advance of the first bill cycle which is to include the particular message.

      B. United may reject any message within ten (10) days of receipt if, in its opinion, the message:

         1) is untrue or misleading,

         2) contains any reference to other ICs specifically by name,

         3) infers endorsement by United or may result in a negative impact on United's image,

         4) does not comply with any current applicable legal and regulatory requirements for bill messages, or

         5) conflicts with any United business need.



                                      35
                                                                        12/15/93

Article VIII - Attachment B                                            Section I
Billing and Collection Services

                                   SECTION I
                            BILL INSERT PROCEDURES

  I. The purpose of this procedure is to identify the capabilities of the bill insert product and associated responsibilities for the provisioning of this service. Each request for this service will be provided via the product development procedures as noted in Attachment C, Article VIII.

 II.  Product Description

      A. The bill insert product allows Telco to advertise to customers via an insert in the customer's bill. Telco is permitted one (1) insert slot per month, per NXX.

III.  Bill Insert Capabilities

      A. The customer base for United's insert product is Telco's PIC'd customer. Customers may receive an insert if they have no Telco billing for a particular month.

      B. Inserts can be targeted to select customer groups based on the following selectivity criteria where appropriate information is maintained in United's billing system(s):

         - adjustment activity
         - EMI message type
         - EMI rate class
         - EMI record type
         - length of toll call
         - total dollar value of billed toll
         - originating or terminating NPA/COC
         - customer type - business, residence
         - jurisdiction - interstate, intrastate, international
         - toll connect time
         - Service and equipment type, i.e., one-party residential touch-tone customer
         - optional calling plan

      C. If a selectivity parameter for an NXX is used, only that targeted group within the NXX will receive an insert since one slot per NXX is available.

IV. Requirements/Content Criteria

      A. Telco will provide its own inserts which shall be in compliance with the size and weight specifications in Section V following. Telco shall provide to United for content review a sample insert thirty (30) days in advance of the first bill cycle which is to include that particular insert. United will respond to Telco no later than twenty (20) days


                                      36
                                                                        12/15/93

Article VIII - Attachment B                                            Section I
Billing and Collection Services

         prior to the first bill cycle if there is a problem with the insert which may result in rejection. The final inserts must be sent to the appropriate United data center and must be received ten (10) days in advance of the first billing cycle in which the insert will be included. Telco must provide six (6) months' notice of its insert schedule when possible. There will be a cancellation fee if Telco cancels a slot without ninety (90) days prior written notice.

      B. United may reject an insert if, in its opinion, the insert:

         1) Is untrue or misleading,

         2) contains any reference to other ICs specifically by name,

         3) interferes an endorsement by United or may result in a negative impact to United's business and/or image,

         4) promotes business other than Telco's line of business,

         5) does not comply with any current applicable legal and regulatory requirements for bill inserts, or

         6) conflicts with United's business needs.

V. Size and Weight Specifications

   A. The following is a list of the minimum required specifications for all billing inserts:

      1. Minimum size and maximum size

         a. The minimum size that can be inserted is six and three-quarters inches (6-3/4") in length and two and three-quarter inches (2-3/4") in width.

         b. The maximum size that can be inserted is seven and five-eighths inches (7-5/8") in length and three and three-quarter inches (3-3/4") in width.

         c. Size Variations. Because of reasons pertaining to machine breakdown and setup, it is preferred that inserts of a common size be used as often as possible. The optimum size would be seven inches (7") in length and three and one-half inches (3-1/ 2") in width. It is of utmost importance that individual insert sizes not vary. A variance tolerance of one thirty-second inch (l/32") will be allowed. United will contact Telco concerning any inserts that do not comply.

                                      37
                                                                        12/15/93

Article VIII - Attachment B                                            Section I
Billing and Collection Services

      2. Insert Thickness and Weight

         a. The minimum thickness here is a single page insert which should be printed on paper of no less weight than sixty (60) pound offset.

         b. Maximum thickness. It is permissible to have a single fold (double thickness), in which case the weight of the paper used should be considered in relationship to the number of inserts that are being inserted because of postage weight breakdown. A letter fold can be used (triple thickness). The paper weight here should not exceed sixty (60) to seventy (70) pound offset.

         c. Minimum weight. The minimum weight of paper used for inserts should be no less than a sixty (60) pound offset. Thinner weight paper does not run well on the billing inserter.

         d. Maximum weight. Inserts printed on paper having a weight of no less than sixty (60) pounds and varying in weight up to ninety (90) pounds, which is index paper, usually run well on the billing inserter. Inserts printed on index paper having a weight of more than ninety (90) pounds may not process through United's inserters. Index paper should always be singular thickness.

      3. Insert Quality

         a. Flatness. All inserts must be perfectly flat and free of any curl in both the length and width of the insert. Inserts having a curled lip where they are folded or inserts that are bowed either way in length or width will not run on the billing inserter.

         b. Singularity. All inserts must be kept singular of each other whether they are folded, printed or moistened back gum paper, or bumper strip gum paper. One of the most common problems encountered with folded inserts is one (1) insert folded inside of another.

         c. Gum paper. On moistened back gum paper, dampness from printing or weather conditions can cause these inserts to stick together. On bumper strip material, too much gum will sometimes ooze to the edges when they are pressure clamped and cut, thus causing the inserts to stick together or bind in the insert station. Too little gum may cause the paper backing to pull loose as the insert is suction pulled.

         d. Perforations. Perforations must be made strong enough and in areas on the insert so that they will not separate as the machine suction and gripper pulls the insert from the insert station.

                                      38
                                                                        12/15/93

Article VIII - Attachment B                                            Section I
Billing and Collection Services

            All of the above problems cause machine stoppages, jams, etc., and must be held to a minimum.

         e. Staples and glued tabs should not be used.

      4. Packing of Inserts

         a. Binding. The best and most preferred method of packaging inserts is to bind each stack (approximately four (4) inches in height) with a narrow paper band. Binding with rubber bands is permitted provided the rubber band is put around the package only once in such a manner that it does not make an indenture in the insert. Small packages of inserts can be wrapped with shrink-wrap.

         b. Direction. All inserts (especially folded inserts) must be faced the same way so that the closed end of the fold is in the same direction. Facing each individual stack of inserts opposite for packaging purposes is permissible when each stack is banded.

         c. Stacking in boxes. All inserts should be placed flat in boxes (not on ends) in order to keep them as free of curl as possible. Box size should be of such nature that the box when fully packed does not exceed sixty (60) to seventy (70) pounds.

      5. Shipping of Inserts

         a. Box type. Inserts should be packed in heavy duty cardboard boxes which will not crush in shipment.

         b. Large quantities. Due to limited space in our stockroom, we will not be able to store more than two (2) pallets of inserts at a time.

         c. Insert request letters. The insert letter should indicate the procedure to be followed when the insertion schedule is completed. We will assume that the excess inserts are to be discarded unless indicated otherwise on the letter.

                                      39
                                                                        12/15/93

Article VIII - Attachment B                                            Section J
Billing and Collection Services

                                   SECTION J
                             UNITED/TELCO CONTACTS

The following Exhibits J-1 and J-2 represent Telco and United contact representatives regarding administration of this agreement. Individuals administering the contract for both Telco and United may be changed without amending the contract. Both United and Telco shall provide the names of these individuals as outlined in Exhibits J-1 and J-2 and updated by both United and Telco as their respective contact lists change. As updates occur, the party making a change will notify the other party of the change and copies of the updated contact list will be provided to the other party for their use.

                                      40
                                                                        12/15/93

Article VIII - Attachment B                                          Exhibit J-1
Billing and Collection Services

                        BILLING AND COLLECTION CONTACTS
                      UNITED TELEPHONE COMPANY OF FLORIDA

The company address and phone number apply to all of the contacts listed below:

                           United Telephone Company of Florida
                           P. O. Box 165000
                           Altamonte Springs, FL 32716-5000
                           (407) 889-6000

Billed Settlement Sheets:  Ms. Susan Altman
                           Staff Manager-Carrier Billing
                           Mail Code 5283
                           (407) 889-6333

United's Invoice to        Ms. Susan Altman
(name of company):         Staff Manager-Carrier Billing
                           Mail Code 5283
                           (407) 889-6333

Order Placement:           Ms. Deborah D. Jewell
                           Account Executive
                           Mail Code 5324
                           (407) 889-6410

Customer Service/Inquiry:  Mr. Richard A. Warner
                           Manager-Residential Market Support
                           Mail Code 5374
                           (407) 889-6893

Contract Administration/   Ms. Deborah D. Jewell
Services Issues:           Account Executive
                           Mail Code 5324
                           (407) 889-6410

Toll Processing:           Ms. Deborah A. Terry
                           Staff Manager-Message Processing
                           Mail Code 5283
                           (407) 889-6229

Treasury:                  Mr. Robert T. Crocker
                           Assistant Treasurer
                           Mail Code 5272
                           (407) 889-6032



                                      41
                                                                        12/15/93

Article VIII - Attachment B                                          Exhibit J-2
Billing and Collection Services


                       BILLING AND COLLECTION CONTACTS
                         TELCO DEVELOPMENT GROUP, INC.



The company address and phone number apply to all of the contacts listed below:

                           Telco Development Group, Inc.
                           Lafayette Business Center
                           4206 Technology Court
                           Chantilly, VA 22021
                           703-631-5655

Billed Settlement Sheets:  Mark Stodter
                           703-631-5655

United's Invoice to        Mark Stodter

Order Placement:           Mark Stodter

Customer Service/Inquiry:  Mark Stodter

Contract Administration    Mark Stodter

Toll Processing:

Treasury:

United payments, via check, should be sent to:

                           Telco Development Group, Inc.
                           Lafayette Business Center
                           4206 Technology Court
                           Chantilly, VA 22021

United payments, via U.S. Mail or overnight, should be directed to:

                           Telco Development Group, Inc.
                           Lafayette Business Center
                           4206 Technology Court
                           Chantilly, VA 22021

Article VIII - Attachment B                                         Exhibit J-2
Billing and Collection Services                                     Page 1 of 2



                        BILLING AND COLLECTION CONTACTS
                         TELCO DEVELOPMENT GROUP, INC.

The company address and phone number apply to all of the contacts listed below:

                           Telco Development Group, Inc.
                           4219 Lafayette Center Drive
                           Chantilly, VA 22021
                           703-631-5655

Billed Settlement Sheets:  ZPDI/Billing Management
                           Telco Development Group, Inc.
                           9311 San Pedro, Suite 400
                           San Antonio, TX 78216
                           Attention:  Danny Moore

Tax Reports:               Telco Development Group, Inc.
                           4219 Lafayette Center Drive
                           Chantilly, VA 22021
                           Attention: Beth Progar

Confirmation Statements:   ZPDI/Billing Management
                           Telco Development Group, Inc.
                           9311 San Pedro, Suite 400
                           San Antonio, TX 78216
                           Attention: Rick Raney

Rejected Tapes and         ZPDI/Billing Management
Report:                    Telco Development Group, Inc.
                           9311 San Pedro, Suite 400
                           San Antonio, TX 78216
                           Attention: Rick Raney

Order Placement:           Telco Development Group, Inc.
                           4219 Lafayette Center Drive
                           Chantilly, VA 22021
                           Attention: Mark Stodter
                           Telephone: 1-703-631-5655

Customer Service/Inquiry:  Mark Stodter

Contract Administration:   Mark Stodter

United payments via check, US mail or overnight should be directed to:

                           Telco Development Group, Inc.
                           4219 Lafayette Center Drive
                           Chantilly, VA 22021

                                                                        07/10/93

Article VIII - Attachment B                                        Exhibit J-2
Billing and Collection Services                                    Page 2 of 2




United wire payments should be directed to:

                           SIGNET Maryland
                           7700 Wisconsin Avenue
                           Bethesda, MY 20814
                           Name: Telco Development Group of Delaware, Inc. Account No. 440 0355691
                           ABA No. O52000016








                                      43
                                                                        07/10/93

Article VIII - Attachment C
Billing and Collection Services





                                 ATTACHMENT C

                                      TO

                                 ARTICLE VIII

                        PRODUCT DEVELOPMENT PROCEDURES














                                                                        11/12/93

Article VIII - Attachment C
Billing and Collection Services


                                 ATTACHMENT C
                        PRODUCT DEVELOPMENT PROCEDURES


                                                                        Page No.
                                                                        --------

SECTION   I.       General                                                 1

SECTION  II.       Responsibilities of Both Parties                        1

SECTION III.       Purchase Order Request                                  1

SECTION  IV.       Purchase Order Processing                               4

SECTION   V.       Purchase Request Defects                                4

SECTION  VI.       Reservation of Rights                                   4

SECTION VII.       Purchase Order Processing Stages                        4

                   Exhibit 1 - Purchase Order Request                      7











                                       i
                                                                        11/12/93

Article VIII - Attachment C
Billing and Collection Services

                                 ATTACHMENT C
                                TO ARTICLE VIII
                        PRODUCT DEVELOPMENT PROCEDURES

I.   GENERAL

     The intent of these procedures is to identify the steps required by Telco and United when a change is requested by Telco to the billing and collection services provided. These changes consist of, but are not necessarily limited to billing changes, nonbilling changes, requests for interface provisioning, marketing messages and procedural changes. A11 correspondence relative to the rendering of billing services as currently being provided should be forwarded to the representative with responsibility for order placement as denoted in Section J of Attachment B to Article VIII.

II.  RESPONSIBILITIES OF BOTH PARTIES

     Both parties agree to put forth their best effort in complying with the procedures as stated and ensuring proper communication towards this end. It is noted that United will not pursue the support of requests from Telco without the proper authorization and direction as specified in these procedures.

III. PURCHASE ORDER REQUEST (Exhibit 1)

     It will be the responsibility of Telco to communicate its requirements to United using a purchase order request, similar to Exhibit 1 attached, which will include the purchase order information. All Telco requests will be forwarded to the group manager Telco (as identified in Section J-1 of Attachment B to Article VIII) for distribution to United. The development of a purchase order request by Telco results in an evaluation by United and the incurrence of costs by United towards this end. The purchase order request is for the purpose of establishing the necessary controls to track changes to the current billing services provided or requests for billing information. Therefore, normal day-to-day correspondence will not require the generation of a purchase order request. United reserves the right to evaluate all correspondence received from Telco as to its substance and intent in order to determine if the correspondence results in modifications to the current billing services being provided or requires an extraordinary effort towards the collection of data in support of a request by Telco. Subsequent to this evaluation, United may request the submission of a purchase order request by Telco if deemed appropriate. The following purchase order request information is required:

     A. PURCHASE ORDER DATE (prominently displayed in the heading) - the date of issuance of the purchase order request must be noted on the face of the correspondence. This date will be used for tracking purposes to ensure timely response to requests.

                                                                        11/12/93

Article VIII - Attachment C
Billing and Collection Services



     B. PURCHASE ORDER SUBJECT (prominently displayed in the heading) - a brief line of verbiage describing the subject matter of the request.

     C. PURCHASE ORDER NUMBER (prominently displayed in the heading) - the purchase order number is generated by Telco with the issuance of a request and provides the necessary controls for tracking requests from Telco. This control number ensures appropriate communication and timely response to the request. The purchase order number consists of fourteen
        (14) characters with intelligence provided by each character as follows:

        Digits 1-3  two-digit month, last digit of the year indicating date generated (e.g., June, 1990 = 060

               4-5 two-digit numeric indicating the sequence number of the request generated by Telco during that period, i.e., 04)

               6-7  Telco's internal use. Default to "UN" if unused.

               8-9 two-digit alpha characters indicating the jurisdiction of the request. Codes are as follows:

                     " " -- intrastate (two-digit state abbreviation) "ZZ" -- interstate
                     "XX" --  interstate and intrastate
                     "YY" --  multi-state
                     "WW" --  international

               10 one-digit indicating type of service for which the request applies. Codes are as follows:

                     "M"  --  MTS change
                     "A"  --  billing information -  MTS
                     "W"  --  WATS change
                     "B"  --  billing information -  WATS
                     "N"  --  new service
                     "z"  --  miscellaneous
            11-13   ACNA code for Telco per industry standards

               14 one-digit numeric indicating the iteration of this request. May be used for updated and/or clarified specifications relating to the same request.

              Sample purchase order number: 060-04-UN-ZZ-M-ABC-1

     D. TELCO CONTACT NAME AND PHONE

        The individual or individuals responsible for ensuring the coordination of this request on behalf of Telco. When multiple contact individuals

                                                                        11/12/93

Article VIII - Attachment C
Billing and Collection Services

        apply, Telco will provide contact name and phone by area of responsibility. At a minimum, contacts should be provided for the overall coordination of the request as well as responsiveness to technical questions relating to the specifications.

     E. REQUIRED/TARIFF DATE(s)

        The date (if applicable) for which the requested change or new service is required to be operational as a result of regulatory requirements (i.e., tariff filing date, tariff effective date, anticipated tariff effective date). Should this request not fall under regulatory scrutiny, please provide the date desired for this change or new services and a brief description justifying this date. These dates will be used to assist in prioritizing the resources of United.

     F. PURCHASE ORDER TYPE

        United will require Telco to clearly mark on the cover page of the purchase request whether the request is a:

        "BILLING CHANGE"
        "NONBILLING CHANGE"
        "INTERFACE REQUEST" or
        "NEW SERVICE."

        Telco, in addition, must clearly specify on the face of the purchase request, the manner in which the request is to be pursued:

        "ORDER OF MAGNITUDE ESTIMATE"
        "TIME AND COST ESTIMATE"
        "PREAUTHORIZED DEVELOPMENT AND IMPLEMENTATION"

        This information will also assist United in prioritizing resources towards the pursuit of the request.

     G. PURCHASE ORDER REQUEST SPECIFICATIONS

        The purchase order request will be a complete source of information pertaining to Telco's expectations and output performance objectives. Technical information must be of a nature to allow implementation of the request by United with minimal additional interaction with Telco's technical staff. For illustrative purposes only, a complete package may contain the following:

        G.1  Business requirements
        G.2  Illustrative tariff
        G.3  Methods and procedures
        G.4  Bill format
        G.5  Testing criteria objectives
        G.6  Other performance criteria

                                       3
                                                                        11/12/93

Article VIII - Attachment C
Billing and Collection Services

IV.   PURCHASE ORDER PROCESSING

      United defines the stages of the purchase order process as:

      A. ORDER OF MAGNITUDE ESTIMATE
      B. TIME AND COST ESTIMATE
      C. PREAUTHORIZED DEVELOPMENT AND IMPLEMENTATION ESTIMATE

      Definitions and process description are provided in Section VII of this Attachment C.

V.    PURCHASE REQUEST DEFECTS

      Any defects or deviations to the purchase order found before or during the order of magnitude estimate, time and cost, or preauthorized estimate will be resolved in writing by Telco to the satisfaction of both parties.

      Defect shall be defined as:

          Omissions, inaccuracies, inconsistencies or other elements of the purchase request that cause the request to be open to interpretation/dispute by either party.

      Deviations to the request are defined as:

          Alterations or compromises to the form and/or content of the original request as a result of mutually negotiated changes to the original request. Such deviations will be in the best interest of both parties with the overall objective of achieving implementation of the request in the most efficient and cost effective manner. Deviations mutually agreed upon shall supersede the original specifications.

VI.   RESERVATION OF RIGHTS

      Neither the provision of services hereunder nor the payment by Telco for such services shall create or vest in Telco any ownership or property rights of any nature. United reserves the right to request a resubmission of the total purchase order package as a result of changes or additions that materially alter the original request.

VII.  PURCHASE ORDER PROCESSING STAGES

      A. ORDER OF MAGNITUDE

      Telco may from time to time request an order of magnitude (OOM) for a project. An OOM will be used to provide Telco with a general idea as to the size, complexity and development schedule for a project. OOMs will be used to gauge the feasibility of a project. United will be asked to respond within two (2) weeks of receipt of a request for an OOM. As OOMs will be accompanied by minimal documentation, United will

                                       4
                                                                        11/12/93

Article VIII - Attachment C
Billing and Collection Services


        be asked to provide their best professional opinion as the project scope and size. OOMs will not be used to initiate work; OOMs will be followed by a time and cost request.

     B. TIME AND COST ESTIMATE

        1. United will receive program modification and/or enhancement specifications from Telco detailing the requirements for billing through a time and cost estimate request (Request). Each request will be assigned a unique purchase order number. United will acknowledge receipt of the request within one (1) business day.

        2. United will develop a response to the request by outlining time and cost requirements to Telco to design, develop, test and implement the system software in the form of a time and cost estimate. The time and cost estimate will then be forwarded to Telco for review and approval within thirty (30) calendar days of receipt by United
                                            --------
            but no later than thirty-five (35) calendar days from Telco's
                                               --------
            request date and prior to United's initiation of project. Estimates will be valid for forty-five (45) calendar days after receipt by Telco. When Telco fails to notify United within this time frame, the time and cost estimate shall be considered void.

        3. United will provide to Telco a percentage of the estimate for each step: design, coding, testing and implementation.

        4. Telco will review the time and cost estimate prepared by United for the project. Telco will approve, amend or withdraw the time and cost request in writing upon review of the time and cost estimate.

        5. Telco and United will agree upon a time and cost estimate for each request submitted by Telco. Telco will pay the agreed upon price.

        6. Charges will be billed to Telco on a monthly basis after authorization. All charges associated with an approved time and cost estimate must be billed to Telco within ninety (90) business days after implementation of program modification or enhancement or Telco is not responsible for such charges. Notification of implementation will be provided to Telco within two (2) business days of implementation via hard copy or electronic transmission.

        7. Upon receipt of Telco's written approval of a time and cost estimate, United will develop the system software necessary to meet Telco's specifications as agreed.

        8. United will perform the necessary software design, development and testing functions to ensure software system is operable to Telco's specifications.


                                       5
                                                                        11/12/93

Article VIII - Attachment C
Billing and Collection Services


        9. Within ten (10) business days or receipt of a request for time and cost estimate, United and Telco representatives will meet to cooperatively discuss specifics of the request and testing requirements. United will initiate this meeting. It is the intent that the meeting will look at all possible options for satisfaction of the requirement(s) and that the best option for the least cost will be chosen. At that time, if there is mutual agreement that a request is complex, the estimate due date may be extended to a mutually agreed upon date. When modifications to time and cost requests are required, United will make its best effort to provide an estimate in twenty-one (21) calendar days but in no event longer than thirty (30) calendar days. If revisions to the specifications are a result of the discussion session and/or for clarification, there will be no charge for the time and cost revision. There will be no charge for the time and cost estimates that are not accepted. These procedures apply only to those requests received after the contract date.

       10. United will continually consult with Telco for clarification of specifications during software design, development, testing and implementation stages.

     C. Preauthorized Development and Implementation

       1. In certain instances, Telco may issue a preauthorized development and implementation request and specify a maximum dollar limit per preauthorization request. Upon receipt of a request of this type, United will begin development and implementation efforts while concurrently developing a time and cost estimate and will implement monthly billings to Telco for recovery of costs as incurred in relation to the request. If United's costs should exceed the preauthorized limits with adequate notice being given to Telco, United will pursue further authorization for billing these charges via the time and cost process. A face-to-face meeting will be held if appropriate.

       2. If Telco should cancel an authorized or preauthorized request after receipt by United, Telco shall compensate United for any reasonable expense incurred for processing or development work prior to cancellation up to the amount of the authorization or preauthorization.






                                       6
                                                                        11/12/93

Article VIII - Attachment C
Billing and Collection Services


                           EXHIBIT 1 OF ATTACHMENT C
                            PURCHASE ORDER REQUEST

Date:________________________________________________________

To: United Telephone Company of Florida

Purchase Order Number:_______________________________________

Purchase Order Type:_________________________________________

Required/Tariff Date(s):_____________________________________

Contact:_____________________________________________________

Detail Specifications:

(Insert company name)________________________________________

_____________________________________________________________
By:










                                       7
                                                                        11/12/93

Article VIII - Attachment D
Casual Caller Billing and Collection







                                 ATTACHMENT D
                                      TO
                                 ARTICLE VIII
                       PRODUCT OFFERING - CASUAL CALLER











                                                                        11/12/93

Article VIII - Attachment D
Casual Caller Billing and Collection



                                 ATTACHMENT D
                                      TO
                                 ARTICLE VIII
           PRODUCT OFFERING - CASUAL CALLING BILLING AND COLLECTION

                                                                        Page No.
                                                                        --------

     SECTION I   Product Description                                       1

     SECTION II  Provision of Management Information                       5

                 Exhibit l                                                 6















                                       i
                                                                        11/12/93

Article VIII - Attachment D
Casual Caller Billing and Collection

                                   SECTION I
                              PRODUCT DESCRIPTION

I.   CASUAL CALLER BILLING AND COLLECTION SERVICE

     This Attachment D, effective as of the date Telco Development Group, Inc. receives certification from the state of Florida, between "United" and "Telco," sets forth the terms and conditions for the provision of casual caller billing and collection service as hereinafter described. In consideration of the mutual promises herein contained the parties agree as follows:

     A. General Description of Service

        Telco purchases bill processing, bill rendering and inquiry service from United, as specified in Telco's service order to United, along with certain other services identified in this Attachment D (at their option).

     B. Obligations of United

        1. United shall perform for Telco, casual caller billing and collection services which include processing of rated toll messages, the preparation of bills for message-billed service, mailing of statements of the amounts due for end user long distance service received from Telco, collection of monies due from the end users, handling of customer inquiry, maintenance of accounts, treatment of accounts, message investigation, centralized toll investigation and other services ordered by Telco and identified in this Attachment D.

        2. United will process messages only to Telco's carrier identification code (CIC). Delivered messages will be on an "as processed" basis and will normally represent traffic for more than one billing cycle. United will, upon receipt of this traffic, process it in such a way as it may be included on an end user's next invoice from United according to United's normally scheduled billing cycle.

        3. A total of Telco's end user billing charges will be presented and included in the invoice total along with all other charges being billed by United. Federal, state, Local and city taxes will be calculated by United in the same manner United calculates its own taxes for Telco charges to end user customers as specified in
            Article VIII, Exhibit A.

        4. United will purchase the delivered messages on an "as billed" basis. Payment by United will be made pursuant to terms specified in United's operating procedures. United will post invoices as rendered to its accounts receivable and will perform certain collections, treatment and customer service functions as specified herein or in the operating procedures.

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

Article VIII - Attachment D
Casual Caller Billing and Collection

        5. United understands that Telco's requirements in connection with these services may change over time and agrees to cooperate with Telco to develop modified or additional services on a mutually agreeable basis.

     C. Liability of United

        1. United's liability to Telco for any loss, cost, claim, injury, liability or expense, including reasonable attorneys' fees, relating to or arising out of any negligent act or omission in its performance of this product offering (not involving gross negligence or knowing and willful misconduct) shall be limited to the amount of direct damage actually incurred.

        2. United shall not be liable to Telco for any indirect, special or consequential damage of any kind whatsoever.

        3. For purposes of the above limitation on liability in cases not involving gross negligence or knowing and willful misconduct, "direct damages" are defined in the case of data or information which is the basis for rendition of bills to Telco's customers and precludes rendition of bills, the revenue which would have been due Telco but for United's act or omission. To the extent that United has fulfilled its obligation under this contract, United will charge Telco all appropriate charges.

     D. Obligations of Telco

        1. Telco will record traffic, domestic or international, and assemble, edit and rate such traffic billable to end users within United's end office serving areas.

        2. Telco will send to United, via tape or other agreed to transmission medium, messages which have been rated by Telco and presented to United in EMI record format. These rated messages will be delivered to United on a scheduled basis and will be designated with Telco's carrier identification code (CIC) only.

        3. Messages delivered to United by Telco will be solely related to customers residing within United's territory. United will not bill any customers to which United does not ordinarily render bills.

     E. Liability of Telco

        1. Telco shall be liable for payment, when due, of all bills rendered by United to Telco as compensation for the services provided under this Attachment D Casual Caller Product Offering as ordered by Telco.


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

Article VIII - Attachment D
Casual Caller Billing and Collection

        2. Telco shall be liable for meeting all minimums for the service where applicable and as agreed to by the parties. In the event these minimums are not met during normal processing and within the established period, Telco will compensate United such that the minimums are achieved.

     F. Compensation

        1. Compensation for services provided for in this Attachment D shall be established at the rate(s) provided in Article VIII, Exhibit B. Rates and charges for intrastate billing and collection services which are required to be purchased pursuant to any applicable intrastate tariff or price list are subject to and shall be charged in accordance with such applicable tariff or price list. The provision of such rates and charges in this Agreement is for informational purposes only. United reserves the right to change its established rates or request changes in the tariffed rate(s) upon sixty (60) days notice to Telco. Other activities relating to compensation may be pursued by United as denoted in Article VIII .

        2. Where Telco requests additional services, United will either advise Telco of individual case basis (ICB) charges associated with provision of these services or request an extension of time in which to respond within thirty (30) days of Telco's request. ICB charges must be acknowledged and accepted in writing by Telco prior to performance by United.

        3. Applicable taxes shall be in addition to the above compensation amounts.

        4. Special services desired by Telco and not normally provided will be evaluated and administered utilizing the procedures in this Article VIII under Attachment C Product Development Procedures.

     G. Term of Product Offering

        1. The term of this Attachment D shall commence with the effective date of this Attachment D and shall be coextensive with the period in which United performs billing and collection services for Telco relative to this product offering.

        2. Termination rights and obligations for this product offering shall be as set forth in Article VIII, Section I, Term of Article, except that termination of this Attachment D will not result in the termination of Article VIII or any other billing and collection product offerings that may also be provided to Telco.

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

Article VIII - Attachment D
Casual Caller Billing and Collection

     H. Method of Operation

        1. The procedures for receiving the services provided hereunder and the performance obligations of the parties are set forth in Attachment B Standard Billing and Collection Operating Procedures.

        2. Terms for ordering the Casual Caller Product offering are identified in Exhibit 1 to this Attachment D. The executed order shall be a part of this Agreement.

                                       4

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

Article VIII - Attachment D
Casual Caller Billing and Collection

                                  SECTION II
                      PROVISION OF MANAGEMENT INFORMATION

The following information may, upon request, be made available to Telco in support of the casual caller product offering. See Attachment E of this Article VIII for descriptions.


  1. Detail disposition of unbillable and denied tolls

  2. Duplicate toll

  3. Toll error listing

                                       5

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

Article VIII - Attachment D
Casual Caller Billing and Collection

                                   EXHIBIT 1
                                      TO
                                 ATTACHMENT D
                                      TO
                                 ARTICLE VIII
                        PRODUCT OFFERING CASUAL CALLER

                         Telco Development Group, Inc.
                         Lafayette Business Park
                         4206 Technology Court
                         Chantilly, VA 22021

                      -------------------------------------------
                      United Telephone Company of Florida

This is an order for the casual caller product offering from United as identified above. United's acceptance of this order is contingent upon Telco providing United with an acceptable test tape within fifteen (15) days of this order.

In the event Telco elects to terminate this service, as provided for in Section I of Attachment D, and the termination occurs prior to expiration of the term, the termination liability shall be the minimum monthly charge for the remaining months of the contract term. A service initiation fee of two thousand dollars (S2,000) for setup and testing is payable upon placement of a new order for service and is nonrefundable.

                                  /s/ SIGNATURE APPEARS HERE
                                  ---------------------------------
                                  By:

                                  Title: CEO
                                  ---------------------------------

                                  Date:  .January 17, 1994
                                  ---------------------------------


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

Article VIII - Attachment E
Management Information

                                 ATTACHMENT E
                                      TO
                                 ARTICLE VIII
                               PRODUCT OFFERING
                      PROVISION OF MANAGEMENT INFORMATION

                                                                        11/12/93

Article VIII - Attachment E
Management Information

                                 ATTACHMENT E
                                      TO
                                 ARTICLE VIII
                               PRODUCT OFFERING
                      PROVISION OF MANAGEMENT INFORMATION

                                                                     Page No.
                                                                     --------
  SECTION I  Provision of Management Information                         1

                                                                        11/12/93

Article VIII - Attachment E
Management Information



                                   SECTION I
                      PROVISION OF MANAGEMENT INFORMATION

The following information may, upon request, be made available to Telco in support of the casual caller and full billing and collection product offering.

DETAIL DISPOSITION OF UNBILLABLE AND DENIED TOLLS

Provides EMI detail of unbillable and denied tolls with reason codes that are returned to Telco. This information may be supplied to Telco via paper, tape or NDM.

DUPLICATE TOLLS/INFORMATION

Provides EMI detail of duplicate tolls that have been deleted from the system.

TOLL ERROR LISTING

Provides EMI detail message for messages that do not pass United's prerating edits. This information may be supplied to Telco via paper, tape or NDM.

                                                                        11/12/93
                                       1